SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Twin Disc, Incorporated

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TWIN DISC, INCORPORATED

1328 Racine Street, Racine, Wisconsin 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 29, 2020

NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF TWIN DISC, INCORPORATED

The Annual Meeting of Shareholders of Twin Disc, Incorporated, a Wisconsin corporation (the “Corporation”), will be held at 2:00 P.M. (Central Time) on Thursday, October 29, 2020 (the “Annual Meeting”). The Annual Meeting will be conducted in virtual format only – there will be no physical location for the Annual Meeting. The Annual Meeting will be held for the following purposes:

1.	To elect two Directors to serve until the Annual Meeting of Shareholders in 2023.

2.	To consider an advisory vote to approve the compensation of the Corporation’s Named Executive Officers.

3.	To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2021.

4.	To approve the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors.

5.	To approve the amendment to the Corporation's Articles of Incorporation regarding the minimum number of directors.

6.	To transact any other business that may properly come before the Annual Meeting.

Only holders of record of shares of common stock of the Corporation at the close of business on August 20, 2020, shall be entitled to vote at the Annual Meeting.

A proxy appointment card and our proxy statement are enclosed with this notice. The proxy card shows the form in which your shares are registered and affords you the opportunity to direct the voting of those shares, even if you are unable to attend the Annual Meeting via the Internet. Please review these proxy materials and follow the applicable instructions.

Jeffrey S. Knutson Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 29, 2020

Our proxy materials, including the Proxy Statement and 2020 Annual Report on Form 10-K, are available over the internet at http://ir.twindisc.com/proxy, and most of our stockholders will receive only a notice (“Notice”) containing instructions on how to access the proxy materials over the internet and vote online. If you receive this Notice but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice or on the website referred to on the Notice.

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS VIA THE INTERNET, WE ASK YOU TO PLEASE TAKE ADVANTAGE OF ONE OF THE OPTIONS YOU HAVE FOR VOTING YOUR SHARES IN ADVANCE OF THE ANNUAL MEETING. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTE: (1) VIA THE INTERNET; (2) BY TELEPHONE; OR (3) IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY SIGNING AND RETURNING YOUR PROXY APPOINTMENT IN THE ENCLOSED ENVELOPE. THE APPLICABLE INSTRUCTIONS AND DEADLINES FOR EACH OPTION ARE STATED ON THE PROXY CARD AND IN THE PROXY STATEMENT. IF YOUR PROXY APPOINTMENT / VOTING INSTRUCTIONS ARE NOT RECEIVED BEFORE THE APPLICABLE DEADLINE, THE PROXY WILL BE RULED INVALID. AFTER SUBMITTING YOUR VOTING INSTRUCTIONS, SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PRIOR INSTRUCTIONS AND VOTE IN PERSON.

2020 Proxy Statement

TWIN DISC, INCORPORATED

September 10, 2020

DATE AND TIME OF MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Shareholders to be held at 2:00 P.M. (Central Time), on Thursday, October 29, 2020, or any adjournment thereof. Holders of common stock of record at the close of business on August 20, 2020 (the “Record Date”), are entitled to vote at the Annual Meeting and each shareholder shall have one vote for each share of common stock registered in the shareholder’s name. Shares represented by a signed proxy appointment or electronic proxy vote will be voted in the manner specified in the form of proxy or, if no specification is made, in a manner consistent with the Board of Directors’ recommendation for each of the proposals mentioned therein.

The Corporation intends to commence distribution of this proxy statement and accompanying form of proxy to shareholders on or about September 10, 2020.

VIRTUAL FORMAT OF ANNUAL MEETING

Due to the public health impact of the coronavirus (COVID-19) pandemic, the Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held.

If you were a shareholder of the Corporation as of the close of business on the Record Date, you may vote during the virtual Annual Meeting by following the instructions available on the meeting website during the meeting. Shareholders will need a control number and password to participate in and vote during the Annual Meeting. For registered shareholders of the Corporation (i.e., shareholders who hold shares through the Corporation’s transfer agent, Computershare), the control number can be found on your proxy card or notice, or email you previously received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to receive your control number in order to participate and vote in the Annual Meeting. The password for the meeting is TWIN2020.

The virtual Annual Meeting will begin promptly at 2:00 p.m., Central Time on Thursday, October 29, 2020. Shareholders should access the meeting prior to the start time leaving ample time for the check in.

HOW TO REGISTER TO ATTEND THE ANNUAL MEETING

Registered Shareholders

Registered shareholders of the Corporation (shareholders who hold shares through the Corporation’s transfer agent, Computershare) do not need to register to attend the Annual Meeting virtually on the Internet. Instead, they should follow the instructions on the notice or proxy card that they received.

Street Name Shareholders

Shareholders who hold their shares through an intermediary, such as a bank or broker (“street name shareholders”), must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast, a street name shareholder must submit proof of its proxy power (legal proxy) reflecting its Twin Disc, Incorporated holdings along with its name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Monday, October 26, 2020. You will receive a confirmation email from Computershare of your registration.

Written requests for registration may be directed to Computershare at the following mailing address: Computershare, TWIN DISC Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Written requests for registration may also be directed to Computershare by email at: legalproxy@computershare.com. Please forward the email or other correspondence from your broker, or attach an image of your legal proxy.

HOW TO ATTEND THE ANNUAL MEETING

To access the virtual Annual Meeting please go to the following Internet website:

www.meetingcenter.io/296794086

To login to the virtual meeting you have two options: “I have a control number” or “I am a guest.” In order to participate in the Annual Meeting as a shareholder, including voting your shares and asking questions, you will be required to have a control number and password. The password for the meeting is TWIN2020. If you join as a guest you will not have the option to vote your shares or ask questions at the Annual Meeting.

For registered shareholders of the Corporation (shareholders who hold shares through the Corporation’s transfer agent, Computershare ), the control number can be found on your proxy card or notice, or email you previously received.

For street name shareholders of the Corporation (shareholders whose shares are registered in the name of a bank or brokerage firm), the control number will be found in the email you receive from Computershare confirming your registration to attend the Annual Meeting.

HOW TO VOTE YOUR SHARES

Shareholders may vote their shares by properly appointing a proxy, voting in advance of the Annual Meeting via the Internet or by phone, or attending the Annual Meeting on the Internet and voting electronically during the Annual Meeting.

Registered Shareholders

Registered shareholders of the Corporation (shareholders who hold shares through the Corporation’s transfer agent, Computershare ) may appoint a proxy by delivering, either in person, by mail or by messenger, the enclosed proxy appointment form. Appointment forms must be received by the Secretary of the Corporation not less than 48 hours prior to the date of the Annual Meeting. The proxy appointment form must be signed in handwriting. The signature must be sufficiently legible to allow the inspector to distinguish it as representing the name of the registered shareholder, or must be accompanied by a rubber stamp facsimile or hand-printed name, including the shareholder’s surname and either the shareholder’s first or middle name as represented on the corporate records and any titles, offices or words indicating agency which appear in the corporate records. PROXY APPOINTMENT FORMS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

Registered shareholders may also vote via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683. The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity, to allow the shareholder to give voting instructions and to confirm that such instructions have been properly recorded. Registered shareholders may vote via the Internet or by telephone up to the time that the polls close during the Annual Meeting on October 29, 2020. Shareholders that vote via the Internet should understand that there might be costs associated with electronic access that they must bear, such as usage charges from Internet access providers and telecommunications companies.

Street Name Shareholders

Street name shareholders (shareholders whose shares are registered in the name of a bank or brokerage firm) will receive instructions from the bank or broker that they must follow to have their shares voted. Street name shareholders may be eligible to vote their shares electronically via the Internet or by telephone. If the bank or brokerage firm is participating in the Broadridge Investor Communication Services’ program, the voting form will provide instructions about how to vote shares electronically.

HOW TO REVOKE YOUR PROXY

The person giving the proxy may revoke it before it is exercised, either in person, by mail or by messenger, by submitting a later dated proxy appointment form to the Secretary at least 48 hours prior to the date of the Annual Meeting. If the proxy was voted via the Internet or by telephone, the person may revoke the proxy by entering a new vote via the Internet or telephone prior to the time that Internet and telephone voting closes. The person giving the proxy may also revoke it by virtually attending the Annual Meeting and voting the shares electronically at the Annual Meeting, or by delivering a signed written statement revoking the proxy to the Secretary prior to the date of the Annual Meeting. ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

RECORD DATE AND QUORUM REQUIREMENTS

The record date with respect to this solicitation is August 20, 2020. On that date, there were outstanding 13,552,100 shares of common stock of the Corporation entitled to vote at the Annual Meeting. There also are 200,000 shares of no-par preferred stock authorized, of which 150,000 shares have been designated Series A Junior Preferred Stock, but none are outstanding. The presence of a majority of the outstanding shares of common stock of the Corporation, either represented by a signed proxy appointment or electronic proxy vote or present via the Internet, will constitute a quorum at the Annual Meeting.

SHAREHOLDER PROPOSALS FOR 2021

If a shareholder wishes to present a proposal for consideration for inclusion in the Notice of the Meeting and Proxy Statement for the 2021 Annual Meeting of Shareholders, the proposal must be received at the Corporation’s principal executive offices no later than May 13, 2021. Shareholder proposals received later than July 12, 2021 will be considered untimely, and will not be considered at the Corporation’s 2021 Annual Meeting. Any such proposal must comply with the requirements of Section (14)(a) of the Corporation’s Restated Bylaws.

If a shareholder wishes to nominate a person for election to the Board of Directors of the Corporation, such nomination shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely for the 2021 Annual Meeting, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than July 12, 2021. Any such notice must comply with the requirements of Section (14)(b) of the Corporation’s Restated Bylaws.

PERSONS MAKING THE SOLICITATION

The proxy is being solicited by the Corporation’s Board of Directors and will be voted in favor of the Directors’ recommendations on each and all matters properly brought before the Annual Meeting, unless the undersigned shareholder specifically instructs the holder or holders of the proxy to the contrary.

VOTES REQUIRED FOR PROPOSALS AND HOW VOTES WILL BE COUNTED

With respect to the election of Directors (Proposal No. 1), votes may be cast in favor or withheld. Votes that are withheld will have no legal effect and will not be counted as votes cast in the election of Directors. Assuming a quorum is present, Directors shall be elected by a plurality of votes cast by the shares entitled to vote at the Annual Meeting (i.e., the individuals with the largest number of votes cast in favor of their election will be elected as Directors, up to the maximum number of Directors to be chosen in the election). In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote. Broker non-votes, as defined below, will be counted for purposes of determining a quorum, but will not be counted as votes cast in the election of Directors.

With respect to the advisory vote on the compensation of the Corporation’s Named Executive Officers (Proposal No. 2), votes may be cast “For” or “Against” the resolution. Votes “For” must exceed votes “Against” in order for the resolution on compensation of the Named Executive Officers to be considered approved by the shareholders. This vote is not binding on the Corporation. The Compensation and Executive Development Committee of the Board of Directors will take the results of the vote into consideration in addressing future compensation policies and practices.

With respect to the ratification of the appointment of independent auditors (Proposal No. 3), votes may be cast “For” or “Against.” The appointment will be ratified if a majority of the shares present and entitled to vote on the matter are voted “For” ratification. If the appointment of the independent auditors is not ratified, the Audit Committee will reconsider such appointment.

With respect to approval of the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (“the Plan”) (Proposal No. 4), votes may be cast “For” or “Against.” The affirmative vote of a majority of votes cast at the annual meeting (assuming a quorum is present) shall be required for the approval of the Plan. Broker non-votes, as defined below, will not be counted as votes cast in connection with this proposal, and will have no effect on the outcome of the approval of the Plan.

With respect to the approval of the amendment to the Corporation's Articles of Incorporation regarding the minimum number of directors (Proposal No. 5), votes may be cast “For” or “Against.” The affirmative vote of a majority of votes cast at the annual meeting (assuming a quorum is present) shall be required for the approval of the amendment. Broker non-votes, as defined below, will not be counted as votes cast in connection with this proposal, and will have no effect on the outcome of the approval of the amendment.

Brokers who hold shares in street name for customers are not permitted to vote on certain matters without specific instructions from the beneficial owners of the shares. A “broker non-vote” occurs on an item submitted for shareholder approval when the broker does not have the authority to vote on the item in the absence of instructions from the beneficial owner and the broker does not in fact receive such instructions. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a vote against a particular proposal when a majority of the issued and outstanding shares is required for approval of the proposal, and has no effect when a majority of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

Brokers and other nominees may vote on the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending June 30, 2021 (Proposal No. 3) without specific instructions from beneficial owners. Therefore, no broker non-votes are expected to exist in connection with this proposal. However, brokers or other nominees may not vote on the election of Directors (Proposal No. 1), the advisory vote on Named Executive Officer compensation (Proposal No. 2), the approval of the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (Proposal No. 4) or the amendment to the Corporation's Articles of Incorporation (Proposal No. 5) without specific instructions from the beneficial owners of the shares. Therefore, an undetermined number of broker non-votes may occur on Proposals No. 1, 2, 4 and 5.

PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 14, 2020 and additional information obtained by the Corporation, the following table sets forth the persons or group of persons having beneficial ownership (as defined by the Securities and Exchange Commission) of more than 5% of the issued and outstanding common stock of the Corporation.

		Nature of
		Beneficial	Amount		Percent of
Name	Address	Ownership	Owned		Class

John H. Batten	704 Waters Edge Rd.	Power to vote	2,412,647	(1)	17.8%
	Racine, WI	Beneficial	276,921		2.0%

GAMCO Investors, Inc.	One Corporate Center	Power to vote &	1,727,000	(2)	12.7%
	Rye, NY	dispose of stock

Juniper Investment	555 Madison Avenue	Power to vote &	1,207,000		8.9%
Company, LLC	New York, NY	dispose of stock

Pacific Ridge Capital	4900 Meadows Road	Power to vote &	850,000		6.3%
Partners, LLC	Lake Oswego, OR	dispose of stock

Dimensional Fund	6300 Bee Cave Road	Power to vote &	736,000		5.4%
Advisors, L.P.	Austin, TX	dispose of stock

(1)	Held as trustee under various trusts and as guardian for a non-immediate family member.
(2)	Represents shares held by various entities which are directly or indirectly controlled by Mario J. Gabelli and for which he acts as chief investment officer.

DIRECTORS AND EXECUTIVE OFFICERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 14, 2020 and additional information obtained by the Corporation, the following table sets forth the number of shares of common stock of the Corporation beneficially owned by each of the Directors of the Corporation, each of the executive officers named in the Summary Compensation Table and the number of shares beneficially owned by all Directors and executive officers of the Corporation as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
John H. Batten	2,689,568	(2)	19.8%
James E. Feiertag	49,625	(3)	*
Jeffrey S. Knutson	86,730	(4)	*
Michael Doar	56,819	(5)	*
Janet P. Giesselman	18,866	(5)	*
David W. Johnson	20,535	(5)	*
David B. Rayburn	73,793	(5)	*
Michael C. Smiley	31,001	(5)	*
Harold M. Stratton II	46,519	(5)	*
David R. Zimmer	41,869	(5)	*

All Directors and Executive Officers as a group (15 persons)	3,265,125	(5)	24.1%

* Denotes ownership of less than one percent of shares outstanding.

(1)

Shares listed include any shares owned by a spouse, minor children and immediate relatives who share the same household as a Director or officer. Inclusion of any such shares is not to be considered an admission of beneficial ownership.

(2)

Includes 2,412,647 shares held by Mr. Batten as trustee under various family trusts and as guardian for non-immediate family member. Also includes restricted stock grants of 44,986 shares that vest in fiscal 2023 and 51,994 shares that vest in fiscal 2024.

(3)	Includes restricted stock grants of 7,721 shares that vest in fiscal 2022, 18,724 shares that vest in fiscal 2023 and 22,877 shares that vest in fiscal 2024.
(4)	Includes restricted stock grants of 15,066 shares that vest in fiscal 20231 and 24,264 shares that vest in fiscal 2024.
(5)	Included above are unvested restricted shares as follows: Mr. Doar 6,737, Ms. Giesselman 6,737, Mr. Johnson 6,737, Mr. Rayburn 6,737, Mr. Smiley 6,737, Mr. Stratton 6,737 and Mr. Zimmer 6,737.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons to serve as Directors for the Corporation, each for a term to expire at the Annual Meeting of Shareholders following the fiscal years ending June 30, 2023, as indicated below. Shares of common stock represented by properly executed proxy appointments will be voted for the two nominees listed unless authority to do so is withheld.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

TERMS EXPIRE IN 2023:

Michael Doar Age 65	Chairman and Chief Executive Officer, Hurco Companies, Inc., Indianapolis, Indiana (A global manufacturer of machine tools)	Mr. Doar is a sitting CEO of a public company. His experience includes strategic planning, financial oversight, compensation and organizational competencies.	October 2008

Michael C. Smiley Age 61

Former Chief Financial Officer, Zebra Technologies Corp., Lincolnshire, Illinois (A global provider of enterprise asset intelligence solutions to identify, track and manage the deployment of critical assets for improved business efficiency). Mr. Smiley was previously a Director of the Corporation from 2010-2018.

Mr. Smiley is a former CFO of a public company. His competencies include strategic planning, financial oversight, mergers and acquisitions, extensive domestic and international experience in complex manufacturing and engineered and technology products.

August 2019

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

The Directors whose terms are continuing, and the classes to which they have been elected, are set forth below. Each Director whose term is continuing was elected to his or her present term of office by a vote of shareholders at a meeting for which proxies were solicited.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2021:

David B. Rayburn Age 72

Retired President and Chief Executive Officer, Modine Manufacturing Company, Racine, Wisconsin (A manufacturer of heat exchange equipment); Also Director, Lindsay Corporation (A provider of irrigation and water management systems).

As a former CEO of a public company, Mr. Rayburn has experience and skill sets in strategic planning, financial oversight, compensation policy and practices as well as organizational structure. In addition, Mr. Rayburn’s background includes international business, mergers and acquisitions, engineering and manufacturing in an industry related to the Corporation.

July 2000

Janet P. Giesselman Age 66

Retired President of Dow Oil & Gas, a business unit of The Dow Chemical Company, Midland, Michigan. Also Director, Ag Growth International (A global provider of grain handling and storage equipment), Director, GCP (A construction products technology company), Director, Avicanna, Inc. (A biopharmaceutical company) and Former Director, Omnova Solutions (A global provider of emulsion polymers and specialty chemicals).

Ms. Giesselman is a retired senior executive of a global public company. Her background includes strategic planning, financial oversight, sales, marketing, start-ups, mergers and acquisitions and global regulatory expertise. Ms. Giesselman has extensive international experience and a broad background in the oil and gas and the agricultural sectors.

June 2015

David W. Johnson Age 57	Vice President and Chief Financial Officer, Johnson Outdoors, Inc., Racine, Wisconsin (A global provider of outdoor recreation products).	Mr. Johnson is a sitting CFO of a public company. His strengths include financial leadership, new business development, operational restructuring, cost savings and strategic analysis.	July 2016

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2022:

John H. Batten Age 55

Chief Executive Officer, Twin Disc, Incorporated since May 2019; formerly President and CEO since July 2013; formerly President and Chief Operating Officer since July 2008, and Executive Vice President since October 2004.

Mr. Batten is a sitting CEO of a public company. His skill sets include strategic and operational planning, financial oversight, and organizational development as well as extensive domestic and international experience in engineered products and a complex manufacturing environment.

December 2002

Harold M. Stratton II Age 72

Chairman of the Board and retired Chief Executive Officer, Strattec Security Corporation, Milwaukee, Wisconsin (A leading manufacturer of mechanical and electro-mechanical locks, latches, power opening/closing systems and related security/access control products for global automotive manufacturers).

Mr. Stratton is Board Chairman and retired CEO of a public company. He is skilled in strategic planning, financial oversight, compensation and organizational matters. In addition, he has experience in international markets and in an industry involving complex manufacturing and products with high engineering content.

July 2004

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF

THE CORPORATION’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934 (as amended), the Board of Directors is holding a separate, non-binding advisory vote seeking approval of the compensation of the Corporation’s Named Executive Officers, as disclosed in the “Executive Compensation” portion of this Proxy Statement. This proposal, commonly known as “Say on Pay,” gives you the opportunity to indicate your support or lack of support for the Corporation’s fiscal 2020 compensation practices and programs for the Named Executive Officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K including the executive compensation disclosures, is hereby APPROVED.

As described in the “Executive Compensation” section of this Proxy Statement, and in particular the “Executive Summary” portion of the Executive Compensation section of this Proxy Statement, the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for the short-term and long-term performance of the Corporation.

A significant portion of the potential compensation of the Corporation’s Named Executive Officers is directly linked to the Corporation’s performance and the creation of shareholder value, and payments under the Corporation’s incentive programs have correlated to the Corporation’s actual performance. In addition, long-term performance stock awards were granted in 2017 subject to three-year objectives for revenue, return on invested capital and earnings per share. Based on the cumulative performance of the Corporation over the past three fiscal years with respect to these three performance measures, the 2017 awards vested at 67.5% of target. The remaining shares expired unvested in 2020.

The Corporation also maintains compensation practices that are aligned with sound governance practices. For example, the Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments. In addition, the Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

This shareholder vote is advisory, and therefore not binding on the Corporation. However, the Board of Directors and its Compensation and Executive Development Committee will take the results of the vote into consideration in addressing future compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending June 30, 2021, including service to our consolidated subsidiaries. RSM has acted in this capacity since fiscal 2018, following a competitive bidding process. A representative of RSM will attend the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. Stockholder ratification of the selection of RSM as our independent registered public accounting firm is not required. However, the Audit Committee deems it good corporate governance to submit the selection of RSM to the stockholders for ratification.

Fees to Independent Registered Public Accounting Firm

Audit Fees

Aggregate fees billed or expected to be billed for professional services rendered by RSM in connection with (i) the audit of the Corporation’s consolidated financial statements as of and for the years ended June 30, 2020 and June 30, 2019, including statutory audits of the financial statements of the Corporation’s affiliates, and (ii) the reviews of the Corporation’s quarterly financial statements were $1,155,800 and $1,251,200, respectively.

Audit-Related Fees

Aggregate fees billed for professional services rendered by RSM for assurance and services reasonably related to the performance of the audit or review of the Corporation’s financial statements not included in audit fees above were $8,800 and $298,200 for the years ended June 30, 2020 and 2019, respectively. The fiscal 2020 fees are related to a statutory certification provided at one of the Corporation’s foreign affiliates. The fiscal 2019 fees are related to the Corporation’s registration statements, and consist of services performed to provide consents and comfort letters in support of the Form S-3 and Form S-8. Audit-related fees in fiscal 2019 also consist of the audit of the pre-acquisition financial statements, interim reviews and related financial information of Veth Propulsion that were included in the Form 8-K/A.

Tax Fees

Aggregate fees of $0 and $0 were billed by RSM during the years ended June 30, 2020 and 2019, respectively, pertaining to tax compliance, tax advice, and tax planning.

All Other Fees

During the years ended June 30, 2020 and 2019, $0 and $0 were billed by RSM for products and services other than those listed above.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Corporation’s financial statements were at all times compatible with maintaining RSM’s independence.

Pre-Approval Policies and Procedures

The Audit Committee annually pre-approves known or anticipated audit and non-audit services and fees. Additional non-audit services and fees not included in the annual pre-approval are submitted to a designated committee member for approval before the work is performed. These fees are then presented at the next Audit Committee meeting for formal documentation of approval. For the year ended June 30, 2020, 100% of audit-related, tax and other fees were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF RSM US LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2021. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.

PROPOSAL 4:  APPROVAL OF THE TWIN DISC, INCORPORATED

2020 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors has presented for approval the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (the “2020 Directors’ Plan”).  The adoption of the 2020 Directors’ Plan is expected to benefit the Corporation and its shareholders by enabling the Corporation to continue to be competitive in its search for and retention of outstanding Directors, and to encourage them to increase their proprietary interests in the Corporation.

The Corporation currently maintains the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors (the “2010 Directors’ Plan”), under which the Board of Directors has discretion to make various equity awards to non-employee Directors of the Corporation.  The 2010 Directors’ Plan also allows the Board of Directors to designate that all or a portion of the annual retainer payable to non-employee Directors for service as members of the Board (exclusive of any committee chair or meeting fees) be paid in shares of restricted stock. The 2020 Directors’ Plan would retain these features, and would also allow non-employee Directors to elect to receive all or a portion of their base cash retainer in the form of restricted stock.

The 2010 Directors’ Plan provides that no awards may be granted more than ten years after the effective date of the plan. The effective date of the 2010 Directors’ Plan was October 15, 2010, the date it was approved by the Corporation’s shareholders. Therefore, as of the date of the 2020 Annual Meeting, no new awards may be made under the 2010 Directors’ Plan. Shareholder approval of the 2020 Directors’ Plan is necessary to allow the Corporation to continue to make equity awards to its non-employee Directors.

Statements about the 2020 Directors’ Plan are qualified by and subject to the actual provisions of the Plan, which is attached as Appendix A.

Material Features of the 2020 Directors’ Plan

Administration

The 2020 Directors’ Plan will be administered by the Corporation’s Board of Directors.  The Board will have the discretion to grant options, shares of restricted stock and cash-settled restricted stock units under the 2020 Directors’ Plan, and to designate the portion of the retainer payable to non-employee Directors that will be paid in the form of restricted stock.  The Board shall have discretionary authority to determine all issues with respect to the interpretation of the 2020 Directors’ Plan, awards made under the 2020 Directors’ Plan, and with respect to all administration issues relating to the 2020 Directors’ Plan.

Eligibility

All present or future Directors of the Corporation who are not employees of the Corporation shall be eligible to participate in the 2020 Directors’ Plan. As of August 14, 2020, the Corporation has seven non-employee Directors.

Types of Awards Available Under the 2020 Directors’ Plan

Awards under the 2020 Directors’ Plan (“Awards”) may be granted, awarded or paid in any one or a combination of stock options, restricted stock awards, or cash-settled restricted stock units.  The 2020 Directors’ Plan would allow the Board of Directors to designate that all, or such portion as the Board shall from time to time designate, of the annual retainer payable to non-employee Directors (exclusive of committee chair fees) be paid in shares of restricted stock. In addition, the 2020 Directors’ Plan would allow Directors to receive all or a portion of their base cash retainer fee in the form of restricted stock.

Shares Reserved and Maximum Annual Awards

There is reserved for issuance under the 2020 Directors’ Plan an aggregate of 750,000 shares of the Corporation's common stock, which may be authorized and unissued shares or shares reacquired by the Corporation in the open market or a combination thereof.  The aggregate amount is subject to proportionate adjustments for stock dividends, stock splits and similar changes. In addition, the aggregate grant date fair value (as determined in accordance with FASB ASC Topic 718 or any successor provision) of all Awards granted to during any fiscal year of the Corporation to any participant shall not exceed $250,000.

Shares to be Issued

The number of non‑employee Directors who will participate in the 2020 Director’s Plan cannot be determined with certainty. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be issued under the 2020 Plan. For the fiscal year ended June 30, 2020, non-employee Directors of the Corporation received a total of 47,159 shares of restricted stock as a group under the 2010 Directors’ Plan. They also received an aggregate of $437,500 in base cash retainer payments for FY2020, which non-employee Directors could have elected to receive in the form of restricted stock in lieu of cash had the 2020 Directors’ Plan been in place during FY2020.

Stock Options

Stock options will consist of options to purchase shares of the Corporation’s common stock.  The Board will establish the time(s) at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time.  An option shall not be exercisable more than ten years after the date it is granted, and will terminate no later than three years after termination of director status for any reason other than death.  The option price shall be equal to the fair market value of the Corporation's stock on the date of grant, which is defined as the arithmetic mean of the daily volume weighted average price per share of Common Stock traded on the NASDAQ Stock Market for each of the 20 consecutive trading days immediately preceding such date.  The option holder must pay the Corporation, at the time of exercise, the amount of federal, state and local withholding taxes required to be withheld by the Corporation.  These taxes may be settled in cash or with common stock of the Corporation, including stock that is part of the Award or that is received upon exercise of the stock option that gives rise to withholding requirement.  Options are generally only transferable by will or pursuant to the laws of descent and distribution, except that a participant may transfer an option to or for the benefit of a member of the participant’s immediate family or to trusts created for their benefit.  Any unexpired and unexercised Options held by a participant shall be immediately forfeited if the participant is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or if, in the discretion of the Board, a participant is no longer competent to serve on the Board due to the participant’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or such other listing standards then applicable to the Corporation).

Restricted Stock

Restricted stock becomes vested only if earned by the recipient by continuing to serve on the Board for a specified period of time or any other factors as the Board deems appropriate.  Until the restrictions lapse, the holder of restricted stock may not sell, assign, pledge or otherwise transfer the restricted stock.

In addition to discretionary grants of restricted stock, the Board may designate that all, or such portion as it shall from time to time designate, of the annual retainer payable to participants for service as members of the Board (exclusive of committee chair or meeting fees) be paid in shares of restricted stock.  As of the date of each annual meeting of shareholders of the Corporation, each participant who is elected or re-elected to the Board at such meeting or who continues to serve on the Board after such meeting will receive an award of restricted stock equal to the portion of the annual retainer designated by the Board.  The number of shares of restricted stock shall be based on the annual retainer in effect as of the date of the annual meeting, and shall be determined by dividing the dollar value of the portion of such annual retainer designated as payable in restricted stock by the fair market value of the Corporation’s common stock as of the date of the annual meeting, rounded down to the nearest whole share.  Restrictions on shares of restricted stock that the Board designates shall be paid as part of the participant’s annual retainer shall lapse as of the date of the annual meeting of shareholders that is subsequent to the date the restricted stock was awarded if the participant continues to serve on the Board up to such meeting.

Directors may also elect to receive shares of restricted stock in lieu of all or a portion of their base annual retainer that would otherwise be paid in cash. The amount that would otherwise be paid in cash shall be converted to a fixed number of shares of restricted stock by dividing the dollar value of the cash that would otherwise have been paid by the fair market value per share of common stock as of the date such payment would have been made, and rounding down to the nearest whole share. Elections to receive restricted stock in lieu of cash may be made semi-annually, and will apply to amounts earned for service during the six months after the deadline to make the election. Shares of restricted stock that are issued in lieu of cash pursuant to such an election will vest on the one-year anniversary of the date that the cash would have otherwise been paid to the participant.

All shares of restricted stock shall fully vest if the participant’s service on the Board terminates due to death or disability.  In addition, restricted stock will be forfeited if: (1) the participant’s service as a member of the Board ends prior to the vesting date; (2) the participant is recommended by the Corporation to be re-elected to the Board and fails to be re-elected by the shareholders of the Corporation to the Board in that election; or (3) the participant is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or in the discretion of the Board is no longer competent to serve on the Board due to the participant’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or other applicable listing standards).

Any cash or stock dividends paid on shares of restricted stock will be automatically deferred, and will be paid to the participant only if and to the extent the underlying shares of restricted stock vest. Cash or stock dividends payable with respect to shares of restricted stock that are forfeited shall also be forfeited. Cash or stock dividends will be paid within 30 days after the restrictions on the shares of restricted stock to which such dividends relate lapse, and cash dividends shall be paid with an appropriate rate of interest, as determined by the Board.

Cash-Settled Restricted Stock Units

A cash-settled restricted stock unit will entitle the Director to a cash payment equal to the fair market value of a share of the common stock of the Corporation upon the lapse of a substantial risk of forfeiture, as specified by the Board. Because cash-settled restricted stock units are payable only in cash, Awards of cash-settled restricted stock units will not count against the 750,000 shares reserved under the 2020 Directors’ Plan.

Amendment

The Board of Directors may amend, alter or discontinue the 2020 Directors’ Plan.  However, no amendment, alteration or discontinuation of the 2020 Directors’ Plan may impair the rights of any participant without the participant's consent, and no amendment shall, without the approval of the Corporation's shareholders: (i) increase the total number of shares of common stock that may be issued under the 2020 Directors’ Plan or increase the amount or type of option that may be granted under the 2020 Directors’ Plan or increase the amount of Restricted Stock that may be awarded under the Plan; (ii) change the minimum purchase price, if any, of shares of common stock that may be made subject to options under the 2020 Directors’ Plan; (iii) modify the requirements as to eligibility for an option under the 2020 Directors’ Plan; (iv) extend the term of the 2020 Directors’ Plan; or (v) constitute a material revision of the 2020 Directors’ Plan requiring shareholder approval under the listing standards of the NASDAQ Stock Market (or other applicable listing standards).

Other Terms

The issuance of stock upon exercise of options or other grant of Awards will be subject to the registration with the Securities and Exchange Commission of the shares reserved by the Corporation for the 2020 Directors’ Plan.

The closing price of the Corporation's common stock on the NASDAQ Stock Market on August 14, 2020, was $6.82 per share. The arithmetic mean of the daily volume weighted average price per share of common stock traded on the NASDAQ Stock Market for each of the 20 consecutive trading days immediately preceding August 15, 2020 was $6.31 per share.

Effective Date

The 2020 Directors’ Plan will be effective on the date it is approved by the shareholders.   No Awards included in the 2020 Directors’ Plan may be granted more than ten years after the effective date of the plan.

Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences of the Twin Disc, Incorporated, 2020 Stock Incentive Plan for Non-Employee Directors is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances.  It is designed to provide a general understanding of the Corporation's interpretation of the U.S. federal income tax consequences for individuals who are U.S. citizens or residents.  State, local and other tax consequences are not addressed below.

Stock Options.  The granting of an option does not produce taxable income to the participant or a tax deduction to the Corporation or any subsidiary.  Upon exercise of such an option, the excess of the fair market value of the common stock acquired over the option price is (a) taxable to the Director as ordinary income and (b) deductible by the Corporation (assuming withholding, if required).  The tax basis for the common stock acquired is the option price plus that taxable excess.

Restricted Stock.  The grant of a restricted stock award will not result in taxable income to the participant on the date of the grant, unless the participant, within 30 days after transfer of the restricted stock to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer.  At the time the substantial risk of forfeiture terminates with respect to a restricted stock award, the then fair market value of the stock will constitute ordinary income to the participant, and the Corporation will then be entitled to a deduction in the same amount.

Cash-Settled Restricted Stock Units.  The grant of cash-settled restricted stock units will not ordinarily result in taxable income to the participant on the date of grant.  At the time the substantial risk of forfeiture terminates with respect to a cash-settled restricted stock unit award, any cash received will constitute ordinary income to the participant, and the Corporation will then be entitled to a deduction in the same amount.

Vote Required

The 2020 Directors’ Plan will be adopted if approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation's common stock that are represented at the annual meeting (either remotely via the Internet or by proxy) and are voted in connection with the adoption of the 2020 Directors’ Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TWIN DISC, INCORPORATED 2020 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS.  UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 5:  APPROVAL OF AMENDMENT TO THE

ARTICLES OF INCORPORATION REGARDING THE MINIMUM NUMBER OF DIRECTORS

The Board of Directors has presented for approval an amendment to the Corporation’s Articles of Incorporation (the “Articles”) regarding the minimum size of the Board. Currently, the Articles provide that the Board shall consist of no less than seven Directors. Under the proposed amendment to the Articles, the number of Directors shall be fixed from time to time by resolution of the Board, with no minimum size.

Text of Proposed Amendment

Currently, Article V of the Corporation’s Articles reads as follows:

The Board of Directors of this Corporation shall consist of such number of members as the By-Laws may provide, but not less than seven (7) members. Members of the Board of Directors shall have such qualifications and shall be elected in such manner, including division into classes for election, as may from time to time be provided by the By-Laws of this Corporation.

Under the proposed amendment, Article V of the Corporation’s Articles would read as follows:

The Board of Directors of this Corporation shall consist of such number of Directors as shall be fixed from time to time solely by resolution of the Board of Directors, acting by the vote of not less than a majority of the Directors then in office. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director. Members of the Board of Directors shall have such qualifications and shall be elected in such manner, including division into classes for election, as may from time to time be provided by the By-Laws of this Corporation.

Reasons for the Proposal and General Effect of the Amendment

The Board believes that it is in the best interest of the Corporation amend the Articles to eliminate the currently mandated minimum of seven Directors. Although the Board does not intend to immediately reduce the number of Directors if the proposed amendment to the Corporation’s Articles is approved, the Board will likely choose to have fewer than seven Directors when current members of the Board retire or resign. A reduction in the size of the Board below the current minimum of seven Directors will result in decreased costs related to director compensation and will more closely align our Board size with the scope of the Corporation’s business operations. The proposed amendment would give the Board flexibility to determine the optimum size of the Board, rather than being required to fill a vacancy that exists solely because of the minimum number of Directors required by the Articles.

If the amendment to the Articles is approved, the Board intends to make an immediate corresponding amendment to the Corporation’s Bylaws, which currently provide that the number of Directors shall be not less than seven and not more than nine Directors. The amendment to the Bylaws would state that the Board shall consist of such number of Directors as shall be fixed from time to time by resolution of the Board.

Vote Required

The proposed amendment to the Articles will be adopted if approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation's common stock that are represented at the annual meeting (either remotely via the Internet or by proxy) and are voted in connection with the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE CORPORATION’S ARTICLES OF INCORPORATION. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THIS PROPOSAL.

CORPORATE GOVERNANCE

The Corporation's business is conducted under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin and our Restated Bylaws. Members of the Board of Directors are kept informed of the Corporation’s business through discussions with the Chief Executive Officer and with key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

The Corporation has reviewed its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rule changes made or proposed by the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market. We believe that our current policies and practices meet all applicable requirements. Our updated corporate governance policies, including updated charters for committees of the Board, are made available to our shareholders on our website, www.twindisc.com, and/or through appropriate mailings.

Board Independence

The Corporation requires, as set forth in its Guidelines for Corporate Governance, that a majority of the Board members be independent outside Directors. "Independent Director," as used here, means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. At a minimum, to qualify as "independent," a Director must so qualify under governing rules, regulations and standards, including those issued by the SEC and the NASDAQ Stock Market. The Nominating and Governance Committee of the Board assesses independence on an ongoing basis, and the Directors are responsible for bringing to the attention of the Nominating and Governance Committee any changes to their status that may affect independence. In addition, the Directors are required to complete, on at least an annual basis, a questionnaire prepared by the Corporation that is designed to elicit information that relates to the independence assessment. A majority of the current Board of Directors are independent Directors.

The Board has determined that the following Directors are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance: Messrs. Doar, Johnson, Rayburn, Smiley, Stratton and Zimmer, and Ms. Giesselman.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer (“CEO”) are separated between Mr. Rayburn and Mr. Batten. This allows our CEO (Mr. Batten) to focus on the day-to-day business operations, while allowing the Chairman of the Board (Mr. Rayburn) to lead our Board in its role of providing oversight and advice to management. The Board retains the authority to modify this leadership structure as and when appropriate to best address the Company’s current circumstances and to advance the interests of all shareholders.

The Chairman of the Board presides over executive sessions of the independent directors; serves as liaison between the CEO and other independent directors; consults with the CEO as to appropriate scheduling and agendas of meetings of the Board; and serves as the principal liaison for communication by shareholders and employees directed specifically toward non-management directors.

Board’s Role in Risk Oversight

The Corporation’s Board of Directors is ultimately responsible for overseeing the Corporation’s approach to business risks that it faces. The Board receives regular reports from the Corporation’s management regarding significant developments in the industries and markets in which the Corporation competes, as well as information regarding the Corporation’s financial performance, capital needs and liquidity. With the assistance of management, the Board regularly identifies the risks that are most significant to the Corporation. The Board’s agendas are planned so that each of these risks, the potential exposure they create, management’s efforts to manage those risks and other mitigating activities, are discussed at least annually. Risk management is also an integral part of the Corporation’s annual strategic planning process, and risks identified through that process are also reviewed and discussed by the full Board.

Various committees of the Board also have roles in the oversight of risk management. The Audit Committee focuses on financial risk, including the Corporation’s internal controls regarding finance, accounting, legal compliance and ethical behavior. The Compensation and Executive Development Committee evaluates risks that may be created by the Corporation’s compensation policies and practices, and also annually reviews the adequacy and status of the Corporation’s management succession plans.

Guidelines for Business Conduct and Ethics

Our Guidelines for Business Conduct and Ethics (the "Guidelines") summarize the compliance and ethical standards and expectations we have for all our employees, executive officers and Directors with respect to their conduct in furtherance of the Corporation’s business. The Guidelines, which are available on the Corporation’s website, www.twindisc.com, contain procedures for reporting suspected violations of the provisions contained in the Guidelines, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls or auditing matters. These materials are also available in print to any shareholder upon request. If we make any substantive amendment to the Guidelines, we will disclose the nature of such amendment on our website at www.twindisc.com or in a current report on Form 8-K. In addition, if a waiver from the Guidelines is granted to an executive officer or Director, we will disclose the nature of such waiver on our website at www.twindisc.com or in a current report on Form 8-K.

Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, all executive officers, Directors and employees of the Corporation are prohibited from trading in options, warrants, puts and calls or other similar instruments on securities of the Corporation or engaging in short sales of securities of the Corporation.  In addition, our Insider Trading Policy prohibits all executive officers, Directors and employees of the Corporation from engaging in any hedging or monetization transactions involving securities of the Corporation, and prohibits Directors and executive officers from holding securities of the Corporation in a margin account or pledging securities of the Corporation as collateral for a loan.  Our Insider Trading Policy is available on our website, www.twindisc.com

Review, Approval or Ratification of Transactions with Related Persons

Our Guidelines also specifically require that all employees, executive officers and Directors refrain from business activities, including personal investments, which conflict with the proper discharge of their responsibilities to the Corporation or impair their ability to exercise independent judgment with respect to transactions in which they are involved on behalf of the Corporation. The Guidelines include policies on the review and approval of significant transactions between the Corporation and its executive officers or employees, and their relatives or businesses.

At the end of each fiscal year, each Director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the prior two fiscal years or any proposed transaction that involves the Corporation (or any subsidiary or affiliate of the Corporation) and that individual, their immediate family and any entity with which they or such immediate family member are associated. All responses to the questionnaires are reviewed by the Corporation’s internal auditing department and shared with the CEO and Audit Committee, as appropriate. Based upon such review, there were no related party transactions with respect to persons who were Directors or executive officers during fiscal 2019 or fiscal 2020 requiring disclosure under the rules of the Securities and Exchange Commission.

DIRECTOR COMMITTEES AND ATTENDANCE

Meetings of the Board of Directors and Board Committees; Attendance

The Corporation’s Board of Directors met six times during the year ended June 30, 2020. Among incumbent Directors, there were no absences from these meetings. The Audit Committee met five times during the year. The Nominating and Governance Committee met two times during the year. The Compensation and Executive Development Committee met four times during the year. The Finance and Risk Management Committee met one time during the year. Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which the Director served.

Director Committee Functions

Audit Committee

The Corporation has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The charter of the Audit Committee is available on the Corporation's website, www.twindisc.com. It was most recently reviewed on August 6, 2020.

All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance. The Board of Directors has determined that each Audit Committee member (Mr. Johnson (Chair), Mr. Doar, Ms. Giesselman, Mr. Smiley and Mr. Zimmer) qualifies as an “audit committee financial expert” within the meaning of SEC rules.

The Audit Committee's purpose is to assist the Board of Directors in monitoring the:

●	Integrity of the Corporation's financial statements;
●	Independent auditor's qualifications and independence;
●	Performance of the Corporation's internal audit function and the independent auditors; and
●	Corporation's compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

●	Appoints the independent auditor for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent auditor appropriate staffing and compensation;
●	Retains, as necessary or appropriate, independent legal, accounting or other advisors;
●

Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and reviews the activities and recommendations of the Corporation's internal auditing program;

●

Monitors the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's independent auditors about draft annual financial statements and key accounting and reporting matters;

●

Determines whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence); and

●	Annually reviews management's programs to monitor compliance with the Corporation's Guidelines for Business Conduct and Ethics.

Finance and Risk Management Committee

The Finance and Risk Management Committee was established to assist the Board in fulfilling its oversight responsibilities for considering management’s proposed financial policies and actions, and making appropriate recommendations to the Board regarding: debt and capital structure, acquisitions, capital budgets, dividend policy, pension funding, cyber security and other financial and risk management matters. The Committee also oversaw the Company’s risk management framework and strategy. Effective August 6, 2020, the Board has agreed to eliminate the Finance and Risk Management Committee. The responsibilities of this committee have been assigned to the Audit Committee, management and the full Board.

Nominating and Governance Committee

The Nominating and Governance Committee recommends nominees for the Board to the Board of Directors. The Committee will consider nominees recommended by shareholders in writing to the Secretary. In addition, the Committee develops and recommends to the Board a set of effective corporate governance policies and procedures applicable to the Corporation, and reviews proposed changes in corporate structure and governance, committee structure and function, and meeting schedules, making recommendations to the Board as appropriate. The charter of the Nominating and Governance Committee is available on the Corporation’s website, www.twindisc.com. The independence of the Committee is in compliance with SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation’s Guidelines for Corporate Governance.

The Nominating and Governance Committee identifies candidates for Director nominees in consultation with the Chairman and Chief Executive Officer, through the use of search firms or other advisers, or through such other methods as the Committee deems to be helpful to identify candidates, including the processes identified herein. The Committee will also consider Director candidates recommended to the Committee by shareholders. The procedures for recommendation of nominees by shareholders are available on the Corporation’s web site, www.twindisc.com. Shareholder recommendations to the Committee for Director candidates shall follow the following procedures:

a.	The Committee must receive any such shareholder recommendations for Director candidates on or before the last business day in the month of March preceding that year's annual meeting.

b.	Such recommendation for nomination shall be in writing and shall include the following information:
i.	Name and address of the shareholder, whether an entity or an individual, making the recommendation;
ii.	A written statement of the shareholder’s beneficial ownership of the Corporation's securities;
iii.	Name and address of the individual recommended for consideration as a Director nominee;
iv.	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director;
v.	A written statement from the shareholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the NASDAQ Stock Market;
vi.	A written statement disclosing the recommended candidate's beneficial ownership of the Corporation's securities;
vii.	A written statement disclosing relationships between the recommended candidate and the Corporation which may constitute a conflict of interest; and
viii.	Any other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Directors under the Securities Exchange Act.

c.	Recommendation for nomination must be sent to the attention of the Committee via the U.S. Mail or by expedited delivery service, addressed to:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: Nominating and Governance Committee

c/o Secretary of Twin Disc, Incorporated

In identifying potential candidates, the Nominating and Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees set forth below. The Committee does not have a formal diversity policy, but it does consider a candidate’s potential to contribute to the diversity of viewpoints, backgrounds or experiences to the Board as one of many factors in choosing a candidate for the Board. In the end, candidates are selected based on their qualifications and skills and the needs of the Board as a whole, with the goal of having a Board composed of Directors with a diverse mix of financial, business, technological and other skills and experiences. The Committee may gather information about the candidates through interviews, background checks, or any other means that the Committee deems to be helpful in the evaluation process. The Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. There is no difference in the manner by which the Committee evaluates potential Director nominees, whether recommended by the Board or by a shareholder.

The Nominating and Governance Committee evaluates each individual candidate in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Corporation and represent shareholder interests using its diversity of experience. A Director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business, strategy, organization or other disciplines relevant to the business of the Corporation. A Director must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Board or of a Board committee. This does not preclude an otherwise qualified employee of the Corporation from serving as a Director, as long as the majority of Directors satisfies the independence requirements of the regulatory bodies. Each Director will be expected to review and agree to adhere to the Corporation’s Guidelines for Business Conduct and Ethics, as in effect from time to time. The Committee will consider these and other qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees.

Compensation and Executive Development Committee

Scope of Authority - The primary purpose of the Compensation and Executive Development Committee is: (i) to assist the Board in discharging its responsibilities in respect to the compensation of the Corporation's executive officers and Directors; (ii) to produce an annual report for inclusion in the Corporation’s proxy statement on executive compensation; and (iii) to lead the process of management succession. The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.

The Compensation and Executive Development Committee charter expressly grants the Committee the authority and responsibility required by the listing standards of the NASDAQ Stock Market, which includes the ability to retain or obtain advice from a compensation consultant, legal counsel or other adviser, and to compensate and oversee the work of any compensation consultant, legal counsel or other adviser retained by the Committee. The Committee charter also requires the Committee to determine the independence of any such compensation consultant, legal counsel or other adviser to the extent required by the rules of the NASDAQ Stock Market.

The charter of the Compensation and Executive Development Committee is available on the Corporation’s website, www.twindisc.com. The Corporation last updated the Compensation and Executive Development Committee charter on August 5, 2020.

Composition - The Compensation and Executive Development Committee is composed exclusively of non-employee, independent Directors none of whom has a business relationship with the Corporation, other than in their capacity as Directors. The Compensation and Executive Development Committee reports to the entire Board.

Role of Consultants - The Compensation and Executive Development Committee periodically engages an independent consultant to review its compensation program for the executive officers of the Corporation, in order to ensure market competitiveness. Historically, the Committee engaged an independent compensation consultant for this purpose every two years. For fiscal 2020, the Committee engaged Willis Towers Watson, a global human resources firm, to conduct a detailed review of competitive compensation levels for similar positions in similar industries. The Committee considered that information in setting executive compensation for fiscal 2020.

Role of Executive Officers - The Compensation and Executive Development Committee makes all compensation decisions for the CEO, Mr. Batten, and approves recommendations for compensation actions for all other elected officers of the Corporation. As CEO, Mr. Batten annually reviews the performance of each elected officer with the Compensation and Executive Development Committee. Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Compensation and Executive Development Committee, which may exercise its discretion in modifying any of the recommendations presented. The Compensation and Executive Development Committee also reviews the performance of the CEO. It alone determines the salary adjustment, bonus payment and equity awards for Mr. Batten.

Committee Membership

In October of each year, the Board considers and approves committee membership for the coming year. The Board’s committees are currently comprised of the following Directors, with the Chairman of each Committee listed first:

Audit	Compensation & Executive Development	Nominating and Governance
Johnson	Giesselman	Doar
Doar	Doar	Giesselman
Giesselman	Stratton	Johnson
Smiley	Zimmer	Stratton
Zimmer

Attendance at Annual Meeting

The Corporation does not have a formal policy that its Directors attend the Annual Meeting of Shareholders, but they are expected to attend and the Corporation's Directors historically have attended these meetings. All of the members of the Board of Directors attended last year's annual meeting. The Board of Directors conducts its annual meeting in conjunction with the Annual Meeting of Shareholders at the Corporation's headquarters.

Stockholder Communication with the Board

The Board provides to every stockholder the ability to communicate with the Board as a whole, and with individual Directors on the Board, through an established process for stockholder communication (“Stockholder Communication”) as follows:

1.     Stockholder Communication to Entire Board. For Stockholder Communication directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: Chairman of the Board of Directors

2.     Stockholder Communication to Individual Director. For Stockholder Communication directed to an individual Director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual Director via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: [Name of Individual Director]

The Corporation will forward by U.S. Mail any such Stockholder Communication to each Director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such Stockholder Communication is addressed to the address specified by each such Director and the Chairman of the Board.

Communications from an officer or Director of the Corporation and proposals submitted by stockholders to be included in the Corporation's definitive proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, (and related communications) will not be viewed as a Stockholder Communication. Communications from an employee or agent of the Corporation will be viewed as a Stockholder Communication only if such communications are made solely in such employee's or agent's capacity as a stockholder.

From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Please refer to the Corporation's website, www.twindisc.com, for any changes to this process.

EXECUTIVE COMPENSATION

Introduction

The following discussion describes the material components of compensation paid to the Corporation’s Chief Executive Officer and its two most highly compensated executive officers for the fiscal year ended June 30, 2020 (the “Named Executive Officers”). For the fiscal year ended June 30, 2020, the Named Executive Officers are:

●	John H. Batten, Chief Executive Officer;
●	James E. Feiertag, President, Chief Operating Officer; and
●	Jeffrey S. Knutson, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary.

In the discussion that follows, we will also explain the objectives of our compensation programs, why we pay the compensation we do and how that fits with the Corporation’s commitment to provide value to our shareholders.

Executive Summary

Through the Board’s Compensation and Executive Development Committee (the “Committee”), the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for short-term and long-term performance of the Corporation. To fulfill these goals, the compensation of the Corporation’s Named Executive Officers consists of a mix of base salary, annual incentives and long-term incentives. Base salary is intended to compensate the Corporation’s Named Executive Officers for services rendered during the fiscal year, their level of responsibility and experience within the industry and the Corporation, and their sustained individual performance. Annual incentives are designed to compensate the Named Executive Officers for achieving short-term corporate, business unit and individual performance goals. Long-term incentives are intended to reward executives for sustained performance of the Corporation and are heavily weighted in favor of equity-related awards (performance stock, restricted stock and restricted stock units) that are tied to the Corporation’s stock price.

A significant objective of the Corporation’s compensation philosophy is to align the interests of the Named Executive Officers with those of shareholders by paying for performance. Key elements of the Corporation’s compensation program that support the pay for performance philosophy include the following:

●

The Corporation seeks to set compensation of its Named Executive Officers at the market median for companies of comparable size and in comparable industries, but also allows actual pay to vary from the market median depending on individual and company performance and length of service within the industry and the Corporation.

●

A significant portion of the compensation of the Corporation’s Named Executive Officers is tied to the performance of the Corporation, including annual incentives based on financial measurements that management of the Corporation considers important and long-term incentives that are heavily weighted in favor of equity-related awards (performance stock, restricted stock and restricted stock units).

●	The Corporation has stock ownership guidelines for each of its Named Executive Officers, thereby aligning their long-term interests with those of shareholders.

●

Over the past several years, the Corporation has included earnings per share as one of the performance goals in its long-term incentive awards. The Corporation also promoted additional equity ownership beyond the performance period for the long-term incentive awards by including performance stock as long-term incentive awards in FY2020.

The Corporation also maintains compensation practices that it believes are consistent with good governance. For example:

●

The Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments.

●

The Corporation’s long-term incentive compensation plan (i) prohibits repricing of stock options and the repurchase of underwater options; (ii) limits the recycling of shares that may be awarded under the plan; and (iii) states that all awards are subject to the clawback requirements of any applicable law and the listing standards of the NASDAQ Stock Market, and provides mechanisms for the Corporation to enforce its recovery rights.

●

The Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

●

The Committee considers internal pay equity when making compensation decisions, that is, whether employees within the Corporation are paid fairly relative to each other given their duties, experience and performance.

●	The annual Corporate Incentive Plan is performance-based and has caps on bonus payments.

●	The Committee annually evaluates the Corporation’s compensation programs to ensure that they do not encourage unnecessary risk-taking.

The following provides a brief overview of the highlights of the compensation received by the Corporation’s Named Executive Officers for the fiscal year that ended June 30, 2020:

●

At the beginning of FY2020, the Committee did not approve any increases to the base salaries of the Named Executive Officers. In addition, the Named Executive Officers took temporary pay reductions during parts of the third and fourth quarters of FY2020.

●

The Corporation suspended its annual Corporate Incentive Program for FY2020 due to the decline in oil and gas prices and the global COVID-19 pandemic, which both impacted the financial performance of the Corporation.

●

The Corporation achieved 56.3% of its cumulative Average Return on Invested Capital goal (weighted 40%), 150.0% on its cumulative average sales revenue goal (weighted 30%), and 0.0% on its average earnings per share (weighted 30%) goals for performance stock granted in 2017 under the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan. As a result, the performance stock awards vested at 67.5% of target.

As required by Section 14A of the Securities Exchange Act of 1934, the Corporation held its shareholder advisory vote on executive compensation at its October 31, 2019, Annual Meeting of Shareholders. The shareholders overwhelmingly approved the say on pay proposal, with more than 95% of the votes cast in favor of the compensation paid to the Corporation’s Named Executive Officers.

Compensation Philosophy and Objectives

Twin Disc believes that knowledgeable, motivated and dedicated employees can make the difference in the Corporation’s ability to execute business strategy and excel in the marketplace. The Committee believes it is in the best interest of the Corporation and its shareholders to fairly compensate the executive team to encourage high-level performance, resulting in increased profitability of the Corporation. Executives are compensated on the value of their contribution to the success of the Corporation, in addition to their assigned scope of responsibilities.

Compensation includes opportunities for shared risks and rewards, and reflects the results of both individual performance and performance of the Corporation. In setting compensation, the Committee tries to ensure that the employees’ pay is fair when compared to others within the Corporation as well as when compared to employees at similar positions in other companies. Twin Disc will pay for the value of the job to the Corporation, considering the knowledge, skills and abilities required for each job and will pay market competitive compensation, in order to attract, retain and motivate top talent.

The key elements of our executive officers’ total compensation package are base salary, an annual incentive program, a long-term incentive program, and other benefits. Base salary is intended to compensate the executive for the responsibilities and scope of the job, reward sustained performance, and aid in retention. The annual incentive program is intended to reward the achievement of corporate and business unit annual operating goals that are key to the Corporation’s overall performance. The long-term incentive program is intended to reward achievement of sustainable, long-term performance goals, and aid in the retention of the executive, aligning the executive’s rewards with those of the shareholder. The goal of the Corporation’s compensation program is to provide competitive compensation that encourages and rewards individual and team performance for producing both short-term and long-term shareholder value.

The Corporation believes that its executive officers should hold a meaningful stake in Twin Disc in order to align their economic interests with those of the shareholders. To that end, the Corporation has had stock ownership guidelines in place for over a decade. Stock ownership targets are equal to five times annual base salary for the CEO, two times annual base salary for the CFO and President/COO, and one times annual base salary for the remainder of the executive officer team. Executive officers have a period of four years to attain their targeted ownership level. The Committee monitors compliance with this guideline, using its discretion to address non-attainment issues. Compliance is reviewed annually.

The Committee also seeks to structure compensation amounts and arrangements so that they do not result in penalties for the executive officers under the Internal Revenue Code. For example, Section 409A of the Internal Revenue Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The Committee has structured the elements of the Corporation’s compensation program so that they either are not characterized as deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Sections 280G and 4999 of the Internal Revenue Code and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executive officers upon a change in control and result in the loss of the compensation deduction for such payments for the executive’s employer. The Committee has structured the change in control payments under its severance agreements with the executive officers to avoid having benefits exceed the limitations and provisions of Sections 280G and 4999.

Each year, the Committee reviews with management the design and operation of the Corporation’s compensation programs, including the performance objectives and target levels used in connection with awards under the Corporation’s annual and long-term incentive programs. In addition, the Committee reviews all incentive plans for any risk-mitigating factors such as stock ownership guidelines, clawback provisions, multiple performance metrics, a cap on the incentive payout, mix of incentive compensation to total direct compensation, discretionary evaluation components and vesting requirements. The Committee also reviews the total maximum payout of the plans and the effect it has on the performance of the Corporation. While the goals that the Committee establishes are challenging, the Committee has concluded that these goals do not provide employees of the Corporation an incentive to take excessive risk. The Committee has concluded that the Corporation’s compensation policies and practices are not likely to have a material adverse effect on the Corporation.

Setting Executive Compensation

The elements of each executive’s compensation package include base salary, annual incentive compensation, long-term incentive compensation, benefits and perquisites. Changes to compensation are determined at the beginning of each fiscal year and are dependent upon several factors, including, but not limited to, scope of responsibilities, the Corporation’s performance, individual performance, and competitive market practices.

The Committee looks to establish each element of total direct compensation (i.e., base salary, annual incentive compensation, and the annualized value of long-term incentive compensation granted during the year) near the market median (50th percentile) for companies of a similar size and industry. The Committee believes an executive’s target compensation is competitive if it falls within a band of plus or minus 15% from the competitive median of data. Because a large portion of each executive’s long-term incentive compensation package consists of performance awards, actual payments of long term incentive compensation and total direct compensation in any given year may fall significantly above or below the market median, based on the performance of the Corporation.

The Committee periodically engages an independent consultant to review its compensation program for the executive officers of the Corporation, in order to provide information regarding market median compensation levels and the blend of short-term compensation to long-term types of compensation. Historically, a compensation consultant has been engaged to conduct a detailed review of competitive compensation data every two years. The consultant provides the Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives. Historically, the consultant has not selected a peer group of companies to determine market competitiveness, but rather has used survey data compiled from several general industry compensation databases. The consultant provides information to the Committee regarding the competitiveness of each element of compensation for comparable positions. In addition to competitive data, the Committee considers the executive’s level of experience, length of service in his or her position, the level of responsibility of the position, the performance of the Corporation and sustained individual performance when setting or approving compensation levels.

For FY2020, the Committee engaged Willis Towers Watson, a global human resources firm, to conduct a review of competitive compensation levels for the CEO and CFO for similar positions in similar industries. For this analysis, Willis Towers Watson referenced published data sources, reflecting a market sample of companies consistent with Twin Disc’s industry and size. The benchmark for CEO compensation was obtained from the 2017 Willis Towers Watson CDB Executive Compensation Survey (CDB) and the 2017 Willis Towers Watson CSR Top Management Compensation Survey. Relative to each of these data sources, Willis Towers Watson referenced a broad sample of both general industry companies with revenues of less than $1 billion (CDB survey) and durable goods manufacturing companies with revenues between $100 million and $450 million (U.S. Top Management Compensation Study). Market data was adjusted to reflect a revenue scope of approximately $241 million. The benchmark for CFO compensation was based on the 2019 Willis Towers Watson For Profit General Industry Executive Survey, with data adjusted to reflect revenues of $241 million.

The Committee received information on the 25th, 50th and 75th percentiles of each element of executive compensation for comparable executive positions. The Committee did not consider any specific peer group of companies when making competitive comparisons or compensation decisions, and the Committee did not specify targeted individual companies from among the Willis Towers Watson survey participants.

Base Salary

The Corporation provides executive officers with a base salary to compensate them for services rendered during the fiscal year, their level of responsibility and experience within the Corporation, and their sustained individual performance. Individual performance is measured through the Corporation’s annual performance evaluation process. Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.

Base salaries are reviewed each year by the Committee. As discussed above, base salary levels have historically been compared to the market median (i.e. 50th percentile), as determined by using survey data and as determined by external consultants, in order to ensure executives are paid a competitive salary, aiding in attraction and retention.

Base salary adjustments, as may be appropriate, are determined annually and may be based on individual, team or Corporation performance results, as well as other factors including changes to job scope or responsibilities. In addition, market adjustments to base salary may be indicated when an incumbent is more than 15% below the market median and has been in the job longer than 2-3 years. Market adjustments may also be used to retain valuable employees in a competitive labor market.

The Corporation uses a performance management system to set individual objectives for each executive. This system allows for the annual evaluation of both performance goal achievement and competency development. When evaluating individual performance, the Committee considers the executive’s effort in promoting corporate values; achieving both short and longer-term objectives; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and achievement of other individualized goals set as a part of the performance management system.

The Committee determines and approves base salary adjustments for the CEO, and approves base salary adjustments for the other members of the executive officer team based on the recommendations from the CEO. Generally, executive base salaries are increased at rates comparable to the increases provided at other comparable companies and are at or near market levels.

Annual Incentive Compensation

Executive officers and selected key management participate in an annual incentive plan called the Corporate Incentive Plan (“CIP”). This plan provides executives with the opportunity to receive annual cash incentives for achieving corporate, business unit and individual performance goals once threshold performance levels are achieved.

The Committee reviews the CIP’s design annually and approves any CIP design changes or amendments. It also reviews and approves annual goals, and certifies the achievement of performance targets, based on the financial statements of the Corporation. Cash incentive payments are made after the end of each fiscal year, dependent upon corporate, business unit or individual goal achievement. In no event may the payout be more than 200% of the target.

An executive’s incentive payment under the CIP may be increased or decreased by up to 20%, at the discretion of the Committee, based on the recommendations of the CEO, if the executive’s individual performance goals are either exceeded or not achieved and based on other factors deemed important by the Committee. The Committee alone makes decisions regarding adjustments to the CEO’s annual incentive award.

Long-Term Incentive Compensation

The Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan (“LTI Plan”), which was approved by the Corporation’s shareholders at the annual meeting in October 2018, provides for the opportunity for executive officers and key employees of the Corporation (and its subsidiaries) to acquire common stock of the Corporation or cash payments via stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, performance stock unit awards, performance unit awards or dividend equivalent awards. In keeping with the Corporation’s commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes annual decisions regarding the appropriate type of long-term incentives for each executive.

The granting of performance stock encourages a pay for performance approach, aligning the interests of the executive with the economic goals of the Corporation and the shareholders. The granting of restricted stock or restricted stock units is based on a number of factors that include rewarding sustained individual performance, increasing an executive’s ownership in the Corporation, and addressing retention concerns. Restricted stock or restricted stock units may also be used to incent executives in times of global economic instability when future values of stock options, performance stock and performance stock units become more unpredictable.

The composition of an executive’s long-term compensation – e.g., performance stock and restricted stock – is determined by the Committee. The executive has no role or choice whether to receive incentive compensation in the form of performance stock, restricted stock, or other forms.

The Committee establishes the vesting criteria, including the performance goals that must be achieved in order for the award to vest. The LTI Plan requires a minimum vesting, restricted or performance period of at least one year for all awards made under the LTI Plan, with the exception that up to five percent of the shares available for issuance under the LTI Plan may be awarded with a shorter vesting, restricted or performance period. Grants are made at the beginning of each fiscal year, or as determined by the Committee, for the ensuing multi-year cycle period.

The Committee uses external consultants and survey information as a guideline when considering long-term incentive awards for management. The Committee reviews competitiveness of awards under the LTI Plan annually and obtains a periodic independent review. In addition, the Committee reviews and approves LTI Plan changes as necessary, and ensures the LTI Plan’s compliance with shareholder approval requirements.

Benefits

The Corporation believes it is necessary to also recognize the efforts of its officer group and senior management in the area of benefits. The Committee annually reviews the Corporation’s benefit programs for competitiveness and uses external consultants and surveys as a reference when necessary. It approves the addition, modification or deletion of any executive benefit program, as well as the eligibility of any specific executive for a program. Information regarding the Corporation’s benefit programs available to its Named Executive Officers follows the Outstanding Equity Awards at Fiscal Year-End table later in this Executive Compensation discussion.

Other Personal Benefits and Perquisites

Twin Disc’s Named Executive Officers, along with other executive officers and senior management, are occasionally provided a limited number of perquisites whose primary purpose is to minimize distractions from personal issues to focus the executive’s attention on important initiatives of the Corporation. An item is not a perquisite if it is integrally related to the performance of the executive’s duties.

Summary Compensation Table

The following table summarizes the “total compensation” of the Corporation’s Chief Executive Officer, and its two most highly compensated executive officers other than its Chief Executive Officer, for the fiscal year ended June 30, 2020. It should be noted that the total compensation as reported by the Summary Compensation Table follows specific requirements of the Securities and Exchange Commission for reporting compensation, and does not reflect the target or actual compensation for the Named Executive Officers for the fiscal year.

Name and Principal Position	Year	Salary	(1) Stock Awards	(2) Non-Equity Incentive Plan Compensation	(3) All Other Compen- sation	Total

John H. Batten	2020	$589,616	$1,109,281	$0	$116,910	$1,815,807
Chief	2019	$576,924	$943,385	$360,000	$143,398	$2,023,707
Executive Officer

James E. Feiertag	2020	$432,232	$428,031	$0	$43,450	$903,713
President, Chief Operating
Officer

Jeffrey S. Knutson	2020	$347,981	$341,898	$0	$31,847	$721,726
Vice President – Finance,	2019	$343,346	$304,212	$140,140	$33,403	$821,101
CFO, Treasurer and Sec’y

(1)

Reflects the aggregate grant date fair value for each Named Executive Officer computed in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. The performance awards are calculated as of the grant date, based on the most probable outcomes of the respective performance goals. The aggregate grant date fair values of the performance-based awards granted in FY2020, assuming the maximum performance goals are achieved, are as follows: Mr. Batten, $937,582; Mr. Feiertag, $321,023; and Mr. Knutson, $226,177. These calculations are based on the closing share price on the date of grant of $11.43 for those awards granted to Messrs. Feiertag and Knutson on August 1, 2019, and the closing share price on the date of grant of $10.76 for those awards granted to Messrs. Batten and Knutson on October 31, 2019.

The following table presents separately the compensation expense recognized in FY2020 and in FY2019 for outstanding awards of performance stock, restricted stock and restricted stock units for Messrs. Batten, Feiertag, and Knutson.

Name	Year	Performance Stock	Restricted Stock	Restricted Stock Units
John H. Batten	2020	$(158,041)	$224,846	$160,002
	2019	$469,797	$230,972	$146,669
James E. Feiertag	2020	$(15,122)	$131,669	-

Jeffrey S. Knutson	2020	$(57,219)	$101,615	$51,672
	2019	$188,479	$97,345	$47,366

(2)

Reflects cash bonuses earned in connection with achievement of specific performance targets under the Corporate Incentive Plan, described in the narrative following the Summary Compensation Table. No bonuses were earned in FY2020, as the Corporate Incentive Plan was suspended mid-year.

(3)	All Other Compensation consists of the following for each of the Named Executive Officers:

Name	401(k) Company Match	Retirement Savings Plan Contribution	Defined Contribu- tion SERP	Life Insurance	Housing Benefit	Relocation Expense	Tax Gross Up on Relocation Expense	Perquisites and Personal Benefits	Total
J.H. Batten	$6,096	$18,200	$45,175	$29,000	$0	-	-	$18,439	$116,910
J.E. Feiertag	$6,847	-	-	$900	$30,000	$4,364	$1,339	-	$43,450
J.S. Knutson	$7,077	-	-	$24,770	$0	-	-	-	$31,847

The Corporation’s Supplemental Executive Retirement Plan (“SERP”) was restated during FY2011 to provide a defined contribution formula for the benefits of Mr. Batten. Messrs. Feiertag and Knutson do not participate in the SERP.

Messrs. Batten and Knutson participate in an endorsement split-dollar life insurance plan. Mr. Feiertag participates in the company-sponsored group life insurance plan.

Perquisites and Personal Benefits for Mr. Batten for FY2020 consist of personal use of the company plane ($12,239), personal use of the company boat, supplemental long-term disability premiums, and country club dues. The aggregate total of perquisites and personal benefits for each of the remaining Named Executive Officers was less than $10,000 for FY2020, and therefore need not be disclosed or included in such Named Executive Officers’ “All Other Compensation” total.

Narrative Disclosure to Summary Compensation Table

Base Salary

For FY2020, the Committee initially maintained the base salaries of the Named Executive Officers at their FY2019 levels. In February 2020, the base salaries of Messrs. Batten and Feiertag were reduced by 5%. In April 2020, the base salaries of all Named Executive Officers were reduced by a total 15%, based on their beginning FY2020 base salary, as part of a company-wide cost reduction action. The base salaries of all Named Executive Officers were restored in May 2020.

Stock Awards Granted in FY2020

The amounts in the “Stock Awards” column of the Summary Compensation Table reflect awards made in FY2020 to the Named Executive Officers under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan. In FY2020, Messrs. Batten, Feiertag and Knutson received awards of performance stock. The Committee determined that the long-term incentive awards granted in FY2020 would use a combination of the following performance goals and weightings for the three-year performance period ending in FY2022: (i) average return on invested capital (40%); average annual sales revenue (30%), and (iii) average earnings per share (30%). In addition, the possible range of long-term incentive payments for each performance goal was established as 50% - 150% of the target. These shares will vest on June 30, 2022 if the specific measures are achieved within the payout range.

In order to incent and retain the Corporation’s executives, restricted stock units were also granted to Messrs. Batten, Feiertag and Knutson in FY2020. The restricted stock awards granted to Mr. Batten will vest on October 31, 2022, the restricted stock awards granted to Mr. Feiertag will vest on August 1, 2022, and the restricted stock awards granted to Mr. Knutson vest on August 1, 2022 and October 31, 2022, provided the executives remain employed with the Corporation until the vesting dates.

Non-Equity Incentive Plan Compensation

The amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table reflect cash bonuses earned in connection with achievement of specific performance targets under the Corporate Incentive Plan (“CIP”). For FY2020, the target bonuses as a percentage of base salary were set at 75% for Mr. Batten, 60% for Mr. Feiertag and 55% for Mr. Knutson.. The CIP targets for the Named Executive Officers were based on a combination of EBITDA, trade working capital, and sales revenue goals, as well as on achievement of individual strategic objectives. In the third quarter of FY2020, however, the Corporation canceled the CIP for FY2020 based on the performance of the Corporation, and no amounts were earned or paid out under the CIP for the fiscal year.

Compensation Decisions Made by the Committee in FY2021

Since the end of FY2020, the Committee has taken the following actions with respect to the base salary, annual incentive compensation, and long-term incentive compensation for its Named Executive Officers.

Base Salary

At their meeting in August 2020, the Committee decided to maintain base salaries at their current levels. However, effective August 10, 2020, the base salaries of Messrs. Batten, Feiertag, and Knutson were temporarily reduced by 15%, as part of a temporary Company-wide salary reduction applicable to all US-based employees.

Annual Incentive Compensation

In August 2020, the Committee reviewed and approved the performance goals recommended for the CIP for FY2021. The CIP will pay out if certain EBITDA, Free Cash Flow and strategic objectives are achieved for FY 2021. The Committee maintained the FY2020 target bonus percentages (as a percentage of base salary) for each of the Named Executive Officers for FY2021.

Long-Term Incentive Compensation

In August 2020, the Committee reviewed the performance objective established in August of 2017 for the vesting of performance stock granted in August 2017 under the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan. The objective is listed below:

Performance Objective: Average Return on Invested Capital (also called Average Return on Total Capital), Average Sales Revenue and Average Annual Earnings Per Share for the three fiscal years ending 6/30/20 at the achievement levels specified below. Average Return on Invested Capital was weighted at 40% and Average Sales Revenue and Average Annual Earnings Per Share are each weighted at 30% of the performance objective.

Performance of Objective as June 30, 2020
	Avg. Return on Invested Capital (a/k/a Avg. Return on Total Capital) (40%)	Average Sales Revenue (30%)	Avg. Annual Earnings per Share (30%)
Maximum	12.0%	$195,000,000	$0.75
Target	7.0%	$185,000,000	$0.45
Threshold	2.0%	$177,000,000	$0.15

“Average Return on Invested Capital” (also known as Average Return on Total Capital) is defined as the average amount of “Return on Invested Capital” for the three fiscal years of the Performance Period. Return on Invested Capital is measured as Net Operating Profit After Taxes (NOPAT) divided by Invested Capital, where NOPAT equals earnings from operations, less tax, calculated using the actual reported effective tax rate, and Invested Capital equals long-term debt plus shareholders equity.

“Average Sales Revenue” is defined as the average of the amount reported as annual “Net Sales” in the Company’s financial statements for the three fiscal years of the Performance Period.

“Average Earnings Per Share” is defined as the average of the amount reported as “Diluted earnings per share attributable to Twin Disc common shareholders” for the three fiscal years of the performance period.

The Committee determined, subject to audit, that for the three-year period ending June 30, 2020, the Corporation’s Average Return on Invested Capital was 2.63%, the Average Sales Revenue was $263,411,005, and the Average Annual Earnings per share was ($.48). As a result, the Corporation achieved 56.3% of its cumulative Average Return on Invested Capital goal (weighted 40%), 150.0% of its cumulative average sales revenue goal (weighted 30%), and 0.0% of its average earnings per share (weighted 30%) goals for performance stock granted in 2017 under the Twin Disc, Incorporated 2010 Long Term Incentive Compensation Plan. The Committee therefore determined that the performance stock would vest at 67.5% of target.

For FY2021, the awards use a combination of the following performance goals and weightings for the three fiscal year performance period ending June 30, 2023: (i) average return on invested capital (also known as average return on total capital) (40%), (ii) cumulative sales revenue (30%), and (iii) cumulative free cash flow (30%). In addition, the possible range of long-term incentive payments for each performance goal will be 50% - 150% of the target. The Committee awarded only performance stock and restricted stock as long-term incentive awards in FY2021.

Grants of Plan-Based Awards

The following table provides information on plan-based incentive awards granted to our Named Executive Officers during FY2020.

		Estimated Future Cash Incentive Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Share or Unit Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards; Number of shares of stock or units	Grant Date Fair Value of Stock and Option Awards (3)
John H. Batten
Cash Incentive		$225,000	$450,000	$900,000
Performance Stock Award (1)	10/31/19				29,054	58,107	87,161		$625,231
Restricted Stock Award (2)	10/31/19							44,986	$484,049

James E. Feiertag
Cash Incentive		$143,000	$286,000	$572,000
Performance Stock Award (1)	8/1/19				9,362	18,724	28,086		$214,015
Restricted Stock Award (2)	8/1/19							18,724	$214,015
Jeffrey S. Knutson
Cash Incentive		$87,500	$175,000	$350,000
Performance Stock Award (1)	8/1/19				6,596	13,192	19,788		$150,785
Performance Stock Award (1)	10/31/19				937	1,874	2,811		$20,164
Restricted Stock Award (2)	8/1/19							13,192	$150,785
Restricted Stock Award (2)	10/31/19							1,874	$20,164

(1)	Consists of stock awards with performance-based vesting criteria, as discussed in the “Long-Term Incentive Compensation” section of the Executive Compensation discussion; eligible for vesting in 2022.
(2)

Consists of restricted stock awards with a vesting date of October 31, 2022 for Mr. Batten, August 1, 2022 for Mr. Feiertag, and August 1, 2022 and October 31, 2022 for Mr. Knutson. These stock awards will vest if the executive remains employed through the vesting date.

(3)

The grant date fair values are calculated using the closing price of Twin Disc shares on October 31, 2019 (the grant date) for Mr. Batten ($10.76), August 1, 2019 (the grant date) for Mr. Feiertag ($11.43) and on August 1, 2019 and October 31, 2019 (the grant dates) for Mr. Knutson ($11.43 and $10.76, respectively).

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of restricted stock, performance stock and restricted stock unit awards held by our Named Executive Officers on June 30, 2020. The Named Executive Officers had no outstanding exercisable or unexercisable options outstanding on June 30, 2020.

	Stock Awards
Name and Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (7)
John H. Batten
8/2/2017	19,259 (1)	$106,695	13,006 (4)	$72,053
8/24/2018	18,476 (2)	$102,357	9,238 (5)	$51,179
10/31/2019	44,986 (1)	$249,222	29,054 (6)	$160,959
James E. Feiertag
5/1/2019	7,721 (3)	$42,774	3,861 (5)	$21,390
8/1/2019	18,724 (1)	$103,731	9,362 (6)	$51,865
Jeffrey S. Knutson
8/2/2017	8,117 (1)	$44,968	5,482 (4)	$30,370
8/1/2018	6,060 (2)	$33,572	3,030 (5)	$16,786
8/1/2019	13,192 (1)	$73,084	6,596 (6)	$36,542
10/31/2019	1,874 (1)	$10,382	937 (6)	$5,191

(1)	Reflects non-vested restricted stock awards that are scheduled to vest three years from the date of grant.
(2)	Reflects non-vested restricted stock unit awards that are scheduled to vest three years from the date of grant.
(3)	Reflects non-vested restricted stock awards that are scheduled to vest on August 1, 2021.
(4)	Reflects non-vested performance stock awards scheduled to vest in FY2021 based on three-year performance period ending June 30, 2020. Performance shares were assumed to vest at 67.5% of target.
(5)	Reflects non-vested performance stock awards scheduled to vest in FY2022 based on three-year performance period ending June 30, 2021. Figures shown are based on achieving threshold performance goals.
(6)	Reflects non-vested performance stock awards scheduled to vest in FY2023 based on three-year performance period ending June 30, 2022. Figures shown are based on achieving threshold performance goals.
(7)	Values were calculated using $5.54 per share, the closing price of the Corporation’s common stock as of June 30, 2020, the last trading day of the fiscal year.

Retirement Benefits

Qualified Retirement Plans

The Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Savings Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003. The Savings Plan was established August 1, 2009 to provide a retirement benefit similar to the one previously provided under the Twin Disc, Incorporated Retirement Plan for Salaried Employees, discussed below, in a defined contribution format.

Employer contributions under the Savings Plan are based on a percentage of annual compensation, from 4.5% to 6.5%, based on years of service. This contribution is deposited into an individual investment account, in which the individual directs his or her own investment elections, within an array of choices.

The Savings Plan does not allow employee contributions. Employer contributions, which are made annually, are 100% vested.

The Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003. Eligibility for retirement occurs upon reaching one of the following age and service requirements: a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points. Only Mr. Batten participates in this program and he is not eligible for retirement as of June 30, 2020.

Prior to January 1, 1997, Retirement Plan benefits were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service. As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. Batten is eligible for a benefit under the cash-balance program.

Subsequently, the Retirement Plan was amended to freeze all future benefit accruals, effective August 1, 2009.

The definition of compensation for purposes of calculating the pension benefit includes W-2 income, excluding any expense reimbursements or taxable fringe benefits, and is limited by the IRS maximum compensation as determined each year. In calendar years 2018, 2019, and 2020 the annual limits were $275,000, $280,000, and $285,000, respectively.

Benefits under the frozen Retirement Plan are payable in a monthly annuity form, with either a single life or joint and survivor life benefit option. Benefits under the cash balance program are payable in a lump sum payment, or single life or joint and survivor annuity benefit options.

The Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan (“401(k) Plan”) is a tax-qualified retirement savings plan to which all Twin Disc, Incorporated employees, including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Service on a pre-tax or after-tax (Roth) basis. Effective January 1, 2019, the Corporation matches 50% of the first 8% of pay that is contributed to the 401(k) Plan. Prior to this time, the Corporation matched 50% of the first 6% of pay. All contributions to the 401(k) Plan, as well as any matching contributions, are fully vested upon contribution.

Supplemental Executive Retirement Plan

The Corporation extends a supplemental retirement plan, called the Twin Disc, Incorporated, Supplemental Executive Retirement Plan (“SERP”), to certain qualified officers. It is the Corporation’s current practice to not add new officers to the SERP. For those eligible participants (only Mr. Batten) the SERP benefit is calculated as the additional benefit that the participant would have received at retirement under the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees and the frozen Twin Disc, Incorporated Retirement Plan for Salaried Employees, but for the limitation on compensation used in determining benefits under those plans. SERP benefits of all Named Executive Officers who are eligible participants are stated as individual accounts.

The SERP benefit is payable in two lump sum payments, which are paid on or about the first and second February 1st in the years following retirement. However, if the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation. The maximum payment in any given year is $500,000 and any amounts in excess of $500,000 will be paid in the third and subsequent years following retirement.

Executive Life Insurance

The Corporation provides an endorsement split-dollar life insurance benefit to certain Named Executive Officers who were in their positions prior to January 1, 2015. The Corporation’s current practice is to not provide this benefit to new officers. While employed, the death benefit for an executive is generally equal to three times his or her annual base salary, although exceptions may occur due to other compensation arrangements. At the later of retirement or the 15th anniversary of the policy, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value. At that time, the ownership of the remaining policy and corresponding cash values are transferred to the executive. Information regarding this benefit is detailed in the “All Other Compensation” column of the Summary Compensation Table.

Officers who obtained their positions on or after January 1, 2015 are eligible for a term life insurance benefit equal to approximately three times their base salary, subject to certain limitations that may apply regarding insurability or maximum insurance levels.

Agreements Providing Payments Following Termination or Change in Control

Change in Control Agreements

The Corporation has change in control severance agreements with each of its executive officers, which were most recently updated in August 2018. If a change in control occurs (as defined in the agreements) and the executive thereafter terminates employment under circumstances specified in the agreements, the executive is entitled to certain severance benefits. Severance benefits for Named Executive Officers would consist of the sum of the executive’s annual base salary (as defined in the agreements) in effect immediately prior to the circumstances giving rise to the executive’s termination, plus the greater of the executive’s annual bonus for the fiscal year preceding termination (or, if no annual bonus was paid in that year, the average of the annual bonuses for the three fiscal years preceding termination) or target annual bonus for the fiscal year of termination, times a multiple (2.5 for Mr. Batten, 2.0 for Messrs. Feiertag and Knutson). In addition, the executive would be entitled to the cash value over the exercise price of any shares of common stock subject to unexercised stock options held by the executive, and fringe benefits would continue for 24 months following termination. The agreements are specifically designed to avoid having benefits exceed the limitations and provisions of Section 280G of the Internal Revenue Code.

The performance stock and performance stock unit award agreements and the restricted stock and restricted stock unit grant agreements between the Corporation and its Named Executive Officers have certain change in control provisions. Specifically, if a change in control (as defined in the agreements) occurs and the employee thereafter terminates employment under circumstances specified in the agreements, all performance stock and performance stock units shall immediately vest as if the performance objectives had been fully achieved, all restricted shares shall become freely transferable and non-forfeitable, and all restricted stock units shall immediately vest and the related shares shall be delivered.

The following information describes the payments to each Named Executive Officer in the event of a termination of employment as a result of retirement, death, disability, termination for cause, voluntary termination prior to retirement, and involuntary termination (or resignation for good cause) following a change in control.

Normal or Early Retirement. For purposes of the following discussion, retirement means termination of employment after the Named Executive Officer reaches age 65, or after the Named Executive Officer reaches age 60 with 10 years of service, which is how retirement is defined in the SERP and the award agreement for performance stock. Named Executive Officers who participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees may also retire after 30 years of service at any age, or if their age plus service equals 85 points, but these definitions of retirement are not considered in the following discussion because they do not affect the amounts required to be disclosed in the tables below. None of the Named Executive Officers are currently eligible for retirement.

Medical benefits are only available to Twin Disc retirees hired before October 1, 2003 and who are not yet Medicare-eligible. Eligibility for retiree medical benefits ends upon reaching Medicare eligibility.

Restricted stock is forfeited if retirement occurs before the restrictions on such shares have ended.

Performance stock and performance stock units will be paid after the end of the relevant performance period, but only if the performance objective is achieved. The stock or units are prorated based on actual employment during the performance period.

Stock options must be exercised within 30 days of termination or they expire.

A Supplemental Executive Retirement Plan (SERP) is available for several Named Executive Officers who qualify for a retirement benefit under the Corporation’s pension plans. Messrs. Batten is currently the only participant.

For those executives eligible for an endorsement split-dollar life insurance policy, the ownership of the life insurance will be transferred from the Corporation to the executive at the later of retirement or the 15th anniversary of the policy. At the time of transfer, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value or alternatively, receive direct reimbursement from the executive.

Death while Employed. In the event of death of a Named Executive Officer while actively employed, the executive’s estate would receive payment for any base salary earned, but not yet paid. In addition, any vacation accrual not used would also be paid to the estate.

Restricted stock vests and becomes payable per the terms of the individual grant agreement. The estate would receive the payment of shares.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to death and be paid as if the maximum performance target has been achieved. The stock or units are prorated based on actual employment during the performance period.

Options will fully vest and may pass to the estate, or as directed by a will, and must be exercised within one year from date of death.

Disability. In the event of termination of employment due to disability, a Named Executive Officer would receive benefits under the Corporation’s short-term and long-term disability plans, generally available to full-time salaried employees. Benefits are reduced for any social security pension eligibility.

Restricted stock vests and becomes payable per the terms of the individual grant agreement.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to disability and are paid assuming the maximum performance target has been achieved. The stock or units are prorated based on actual employment during the performance period.

Termination for Cause. An executive is not eligible for any additional benefits at termination, unless the Compensation and Executive Development Committee would determine that severance payments are appropriate.

Voluntary Termination Prior to Retirement. An executive is not entitled to any additional forms of severance payments in the event of a voluntary termination, prior to becoming eligible for retirement.

Involuntary Termination (or Resignation for Good Cause) Following Change in Control. The Corporation has entered into Change in Control Severance Agreements with each of our Named Executive Officers. The agreements provide that if the executive experiences an involuntary termination (or resigns for good reason, as defined) within two years following a change in control of the Corporation, the executive will receive the following benefits:

●

a severance payment equal to (a) a specified multiple, times (b) the sum of (i) the executive’s annual base salary in effect immediately prior to the date of termination (or, if employment terminates for good reason due to a reduction in base salary, the executive’s annual base salary in effect immediately prior to the reduction,) plus (ii) a bonus component, equal to the greater of: (A) the annual bonus awarded to the executive under the Corporation’s annual Corporate Incentive Plan (“CIP”) for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to the executive under the CIP for the three fiscal years immediately preceding the fiscal year in which the date of termination occurs), or (B) the executive’s target annual bonus under the CIP for the fiscal year in which the date of termination occurs. In addition, the following benefits would also become payable

●	twenty-four months of benefit continuation,
●	current value of all outstanding stock options,
●	restricted stock will immediately vest,
●	restricted stock units will immediately vest and shares will be issued, and
●

performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved. The cash payment shall be equal to the number of performance stock units granted to the employee multiplied by the fair market value of the Corporation’s common stock as of the effective date of such change in control.

Director Compensation

The following table summarizes information regarding the compensation received by each of our non-employee Directors during FY2020:

Name	Year	Fees Earned or Paid in Cash	Value of Stock Awards (1)	All Other Compensation	Total
Michael Doar	2020	$72,500	$72,490		$144,990
Janet Giesselman	2020	$76,875	$72,490		$149,365
David Johnson	2020	$81,875	$72,490		$154,365
David Rayburn	2020	$115,500	$72,490		$187,990
Michael Smiley (2)	2020	$62,500	$87,692		$150,192
Harold Stratton II	2020	$72,500	$72,490		$144,990
David Zimmer	2020	$62,500	$72,490		$134,990

(1)

Value of Stock Awards is computed as of the date of grant in accordance with Financial Accounting Standards Board ASC Topic 718. Each director held 6,737 shares of restricted stock as of the end of FY2020.

(2)

Mr. Smiley rejoined the Board of Directors on August 1, 2019 and received a pro-rated stock award of 1,330 shares upon his appointment. In addition, he was awarded 6,737 shares as a part of his annual retainer on October 31, 2019.

Director Compensation Plan

Outside Directors of the Corporation (i.e. non-Corporation employees) are paid an annual retainer fee composed of both cash and restricted shares of Twin Disc stock. The restricted shares have been issued under the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors, which expires on October 15, 2020, and in the future will be issued under the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (the “2020 Directors’ Plan”) if the 2020 Directors’ Plan is approved by the Corporation’s shareholders. The mix of cash and stock is determined by the Board of Directors on an annual basis. The cash portion is paid quarterly, while the stock portion of the retainer is awarded annually, at the annual shareholders meeting in October. The restricted shares will vest as of the subsequent annual shareholders meeting.

Under the 2020 Directors’ Plan, Directors will have the option to elect to receive all or a portion of their quarterly base cash retainer in restricted shares of Twin Disc stock. The restricted shares will vest one year after the date that the quarterly cash retainer payment would have been made.

For FY2020, the Board reviewed its Director Compensation and increased its annual retainer to $135,000, effective as of the date of the annual shareholders meeting in October 2019. They determined that the mix for FY2020 would be $62,500 paid in cash (46%) and $72,500 paid in restricted stock (54%).

Committee chairs are paid an annual fee in addition to the annual retainer. The chairs of the Finance and Risk Management Committee, and the Nominating and Governance Committee each receive an annual fee of $10,000. The Board of Directors approved an increase to the Audit Committee and Compensation & Executive Development Committee chair fees, effective at the annual shareholders meeting in October 2019. The chair of the Audit Committee receives a $20,000 annual fee and the chair of the Compensation and Executive Development Committee receives a $15,000 annual fee, due to the larger responsibilities of the positions. The annual Chairman’s fee remains at 40% of the retainer, but increased to $54,000, due to the increased retainer fee.

Director stock ownership guidelines are in place for the outside Directors of the Corporation. These guidelines will set a target ownership level of three times the value of the Director annual retainer fee, exclusive of committee chair fees. Directors will have a period of five years to attain their targeted ownership level. The Compensation and Executive Development Committee monitors compliance with this guideline, using its discretion to address nonattainment issues.

Outside Directors who reach the age of 72 are required to retire from the Board of Directors effective as of the completion of their current term. Retired outside Directors will be entitled to an annual retirement benefit equal to the cash portion of the total annual retainer amount last paid to the Director prior to retirement, exclusive of committee chair fees. Retirement benefits will be payable for a term equal to the Director’s years of service or life, whichever is shorter. In January of 2018, the Board voted to close this retirement program to new directors, with current participants continuing in the program, as described above, until their retirement. In May of 2020, the Board voted to cap the maximum annual benefit at $62,500 and cap the maximum service years equal to 15 years. For those Directors who already had more than fifteen years of service at the time of the change, their benefit immediately freezes at their current service years, with no additional accruals.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the Corporation’s other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference therein.

The Audit Committee charter reflects standards set forth in SEC regulations and NASDAQ Stock Market rules. All members of the Audit Committee are independent, as defined in Rule 5605 of the listing standards of the NASDAQ Stock Market.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during fiscal 2020.

As part of its responsibilities, and as set forth in its charter, the Audit Committee met with both management and the Corporation's independent accountants to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent accountants. The Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Committee received the written disclosures and the letter required from the independent accountants pursuant to Rule 3526, “Communication with Audit Committees Concerning Independence,” of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence.  The Committee also discussed with RSM US LLP matters relating to its independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2020, for filing with the Securities and Exchange Commission.

Audit Committee

David W. Johnson, Chair

Michael Doar

Janet P. Giesselman

Michael C. Smiley

David R. Zimmer

August 6, 2020

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding the Corporation’s equity-based compensation plans as of the end of the most recently completed fiscal year:

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Price of Outstanding Options, Warrants and Rights	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	289,723, (1)	N/A	421,529 (2)
Equity Compensation Plans Not Approved By Shareholders	0	N/A	0
TOTAL	289,723, (1)	N/A	421,529 (2)

(1)

Includes 67,007 shares of performance stock that may be issued as of June 30, 2021 and 184,766 shares of performance stock that may be issued as of June 30, 2022 under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan, assuming the maximum performance goals are achieved. As of June 30, 2020, the Corporation believes that it is not likely that the threshold performance goals will be achieved. Also includes 37,950 restricted stock units issued under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan, which will vest on August 1, 2021 if the recipients of the restricted stock units remain employed through that date.

(2)

Includes 408,664 shares of the Corporation’s common stock issuable under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan and 12,865 shares issuable under the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors. Assumes that outstanding performance stock awards will be issued at maximum, which may not reflect the most probable outcome. As of June 30, 2020, the Corporation believes that it is not likely that the threshold performance goals will be achieved.

GENERAL

The Corporation will bear the cost of the solicitation of proxies. The firm of Georgeson Inc., New York, NY has been retained to assist in solicitation of proxies for the Annual Meeting at a fee not to exceed $9,500 plus expenses.

Management does not know of any other business to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote upon such matters in their discretion in accordance with the authorization of the proxy.

If you do not contemplate attending the virtual Annual Meeting, we respectfully request that you direct your vote via the Internet or by telephone, or (if you received paper copies of the proxy materials) by filling in, signing and returning the accompanying proxy at your earliest convenience. If you are a registered shareholder of the Corporation, you may transmit your voting instructions via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683. If you hold your shares through an intermediary, such as a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone – your voting form will provide you with instructions. If you are returning a paper copy of your proxy, it must be delivered to the Secretary either in person, by mail, or by messenger, and it must be received by the Secretary not less than forty-eight (48) hours prior to the date of the Annual Meeting.

APPENDIX A

TWIN DISC, INCORPORATED

2020 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE I

PURPOSE

1.1     Purpose. The purpose of the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (the “Directors’ Plan” or “Plan”) is to promote the financial interests of Twin Disc, Incorporated (the “Company”) and its shareholders by providing non-employee members of the Company’s Board of Directors (each a “Participant”) the opportunity to acquire Common Stock of the Company (“Common Stock”), thereby assisting the Company in its efforts to attract and retain well qualified individuals to serve as directors and further aligning the interests of such directors with those of the Company’s shareholders. Common Stock under the Plan will be made available to Participants as either options to purchase Common Stock (“Options”), Common Stock with certain imposed restrictions as defined herein (“Restricted Stock”) or cash payments valued by reference to the Company’s Common Stock that are awarded with a substantial risk of forfeiture attached (“Cash-Settled Restricted Stock Units) (collectively, “Awards”). Options granted under the Directors’ Plan are not intended to meet all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Directors’ Plan shall be construed accordingly.

ARTICLE II

EFFECTIVE DATE AND TERM

2.1     Effective Date. The Directors’ Plan shall become effective on the date that it is approved by shareholders holding a majority of the outstanding shares of Common Stock of the Company (the “Effective Date”).

2.2     Term. No Option may be granted or Restricted Stock or Cash-Settled Restricted Stock Unit awarded more than ten (10) years after the Effective Date.

2.3     Post-Term Activity. Options granted within the term of the Plan as set forth in Section 2.2, subject to the all other terms and conditions of the Plan and the agreement(s) governing the grant of the Options, may be exercised, paid out, or modified more than ten years after the Effective Date. Restrictions on Restricted Stock and Cash-Settled Restricted Stock Units may lapse more than ten (10) years after the Effective Date.

ARTICLE III

STOCK SUBJECT TO PLAN

3.1     Maximum Number. The maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 750,000 subject to the adjustments provided in Article XII, below. Such shares may be newly-issued shares, authorized but unissued shares or shares reacquired by the Company on the open market or otherwise. Because Cash-Settled Restricted Stock Units are payable only in cash, the number of such Cash-Settled Restricted Stock Units shall not count against the 750,000 maximum described in this paragraph.

3.2     Availability of Shares for Award. Shares of Common Stock that are subject to issuance pursuant to an Award may thereafter be subject to a new Award:

(a)	if the prior Award to which such shares were subject lapses, expires or terminates without the issuance of such shares; or

(b)

shares issued pursuant to an Award are reacquired by the Company pursuant to rights reserved by the Company upon the issuance of such shares; provided, that shares reacquired by the Company may only be subject to new Awards if the Participant received no benefit of ownership from the shares.

Notwithstanding the foregoing, shares of Common Stock that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may not be made subject to issuance pursuant to a later Award. In the event that only net shares are issued upon exercise of an Option, the gross number of shares associated with such Option shall be counted against the 750,000 maximum described in Section 3.1. In no event will shares that are repurchased on the open market using Option exercise proceeds be added back to the Plan.

ARTICLE IV

ADMINISTRATION

4.1     General Administration. The Company’s Board of Directors (the “Board”) will supervise and administer the Plan.

4.2     Powers. Grants of Options under the Plan and the amount, price and timing of the awards to be granted will be discretionary with the Board as described in Article VI. Awards of Restricted Stock and Cash-Settled Restricted Stock Units under the Plan and the amount and timing of the awards will be discretionary with the Board as described in Articles IX and XI. The determination of the portion of annual retainer fees to be paid in Restricted Stock shall be discretionary with the Board as described in Article X. The Board shall have discretionary authority to determine all issues with respect to the interpretation of the Plan, Options granted under the Plan and Restricted Stock / Cash-Settled Restricted Stock Units awarded under the Plan, and with respect to all Plan administration issues.

4.3     Section 16 Compliance. Transactions under this Directors’ Plan are intended to comply with all applicable conditions of the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). To the extent any provision of the Directors’ Plan or action of the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

4.4     Compliance with Code Section 409A. All Awards under this Plan shall be structured in a manner to comply with the requirements of Code Section 409A, or to be exempt from the application of Code Section 409A.

4.5     Limits on Awards. The aggregate grant date fair value (as determined in accordance with FASB ASC Topic 718 or any successor provision) of all Awards granted during any fiscal year of the Company to any Participant shall not exceed $250,000.

ARTICLE V

ELIGIBILITY

5.1     Eligibility. All present or future directors of the Company who are not employees of the Company shall be eligible to participate in the Directors’ Plan.

ARTICLE VI

OPTIONS

6.1     Grants of Options. Options may be granted to Participants at the discretion of the Board. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Option. In selecting individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Board shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan.

6.2     Exercise Price. The exercise price per share shall be the Fair Market Value per share of Common Stock on the date the Option is granted. For this and all other purposes under the Plan, the ”Fair Market Value” per share of Common Stock as of the date an Option or other Award is granted, or as of any other relevant date under the Plan as of which Fair Market Value is determined, shall be the arithmetic mean of the daily volume weighted average price per share of Common Stock traded on the NASDAQ Stock Market for each of the 20 consecutive trading days immediately preceding such date. If the Common Stock ceases to be listed on the NASDAQ Stock Market, the Board shall designate an alternative method of determining the Fair Market Value of the Common Stock.

6.3     Option Period. No Option granted under the Plan shall be exercisable unless and until shareholder approval of the Plan is obtained. Following such approval, Options may be exercised in whole at any time or in part from time to time. An Option shall not be exercisable more than ten years after the date it is granted, and will terminate no later than three years after termination of director status for any reason other than death.

6.4     Written Agreement. Each Option shall be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant. A single written agreement may cover the grant of Options in subsequent or prior years.

ARTICLE VII

PAYMENT FOR OPTIONS

7.1     General. Payments required, if any, upon a Participant’s exercise of an Option under the Plan may be made in the form of: (i) cash; (ii) Company stock; (iii) a combination of cash and Company stock; or (iv) such other forms or means that the Board shall determine in its discretion and in such manner as is consistent with the Plan’s purpose and the Code, the Exchange Act, or other applicable laws or regulations.

ARTICLE VIII

TRANSFERABILITY OF OPTIONS AND EFFECT OF

TERMINATION OF DIRECTOR STATUS

8.1     General. Except as provided herein, no Option or interest therein shall be transferable by a Participant other than by will or by the laws of descent and distribution.

8.2     Exercise Upon Death. In the event of the death of a Participant prior to termination of an Option held by such director, each such Option shall be exercisable to the extent provided therein, but not later than one year after the date of death (and not beyond the stated duration of the Option). Any such exercise shall be made only:

(a)

By the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(b)	To the extent, if any, that the deceased Participant was entitled to exercise such Option at the date of his death.

8.3     Transferability of Option During Lifetime. Except as otherwise provided herein, every Option granted under the Plan to a Participant may be assigned or transferred by the Participant to or for the benefit of a member of the Participant’s immediate family or to trusts created for their benefit and may thereafter be exercised pursuant to its terms by the person or entity to whom assigned; provided, however, that such transfer does not result in liability under Section 16 of the Exchange Act to the Participant or other Participants and is consistent with registration of the Options and sale of Common Stock on Form S-8 (or a successor form) or the Board’s waiver of such condition.

8.4     Forfeiture. Any unexpired and unexercised Options held by a Participant shall be immediately forfeited if the Participant is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or if, in the discretion of the Board, a Participant is no longer competent to serve on the Board due to the Participant’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

8.5     Resale Limitation. Shares of Common Stock issued upon exercise of Options under the Plan shall be subject to effective registration statements filed with the Securities and Exchange Commission and freely transferable. However, any sale of shares acquired through the exercise of Options by a director must be made pursuant to an effective registration statement under the Securities Act of 1933, as amended, or under an applicable exemption from registration (such as SEC Rule 144). Any such sale be reported to the SEC in accordance with the applicable provisions of Section 16 of the Exchange Act and rules promulgated thereunder.

ARTICLE IX

RESTRICTED STOCK

9.1     Awards of Restricted Stock. Awards of Restricted Stock may be granted to Participants at the discretion of the Board. Restricted Stock consists of shares of Common Stock that are transferred or sold to the Participant, but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event the Participant terminates service on the Company’s Board, and may be subject to a substantial risk of forfeiture. Until such restrictions lapse, the Participant may not sell, assign, pledge or otherwise transfer, whether voluntarily or involuntarily, the Restricted Stock, except by reason of an exchange or conversion of such shares because of merger, consolidation, reorganization or other corporate action. Any shares into which the Restricted Stock may be converted or for which the Restricted Stock may be exchanged in a merger, consolidation, reorganization or other corporate action shall be subject to the same transferability restrictions as the Restricted Stock. A sale of Restricted Stock to a Participant shall be at such price as the Board determines, which price may be substantially below the Fair Market Value of the Common Stock at the date of grant.

(a)

Lapse of Restrictions. The Board shall establish the conditions under which the restrictions applicable to shares of Restricted Stock shall lapse. Lapse of the restrictions may be conditioned upon the Participant’s continued service on the Board for a specified period of time or any other factors as the Board deems appropriate.

(b)

Rights of Holder of Restricted Stock. Except for the restrictions on transfer and risk of forfeiture, the Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash or stock dividends. Notwithstanding the foregoing, cash or stock dividends on shares of Restricted Stock shall be automatically deferred, and shall be paid to the Participant only if and to the extent the underlying shares of Restricted Stock vest. Cash or stock dividends payable with respect to shares of Restricted Stock that are forfeited shall also be forfeited. Cash or stock dividends payable under this paragraph shall be paid within 30 days after the restrictions on the shares of Restricted Stock to which such dividends relate lapse. Cash dividends shall be paid with an appropriate rate of interest, as determined by the Board. The Board shall not have the discretion to override the provisions of this Section 9.1(b).

(c)

Certificates. The Company may require that certificates evidencing shares of Restricted Stock be held by the Company until the restrictions thereon have lapsed. If and when such restrictions lapse, certificates for such shares shall be delivered to the Participant to the extent the Company issues certificates for shares of its common stock. Such shares may have further restrictions on transfer if they have not been registered under the Exchange Act, but shall no longer be subject to a substantial risk of forfeiture.

9.2     Written Agreement. Each Restricted Stock award shall be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant. A single written agreement may cover the award of Restricted Stock in subsequent or prior years.

9.3     Transferability of Restricted Stock Upon Death or Disability. All Restricted Stock held by a Participant shall become freely transferable if the Participant’s service on the Board terminates due to the Participant’s death or disability. For this purpose, “disability” shall mean a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties as a member of the Board. Notwithstanding the foregoing, a "disability" shall not qualify under the Plan if it is the result of: (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred, while participating in a criminal offense. The determination of disability shall be made by the Board. The determination of disability for purposes of the Plan shall not be construed as an admission of disability for any other purpose.

9.4     Resale Limitation. Restricted Stock awarded under the Plan shall be subject to effective registration statements filed with the Securities and Exchange Commission and freely transferable, except as provided in this Article IX. However, any sale of Restricted Stock by a director must be made pursuant to an effective registration statement under the Securities Act of 1933, as amended, or under an applicable exemption from registration (such as SEC Rule 144). Any such sale must be reported to the SEC in accordance with the applicable provisions of Section 16 of the Exchange Act and rules promulgated thereunder.

9.5     Forfeiture of Restricted Stock. Any Restricted Stock held by a Participant that remains subject to the transfer restrictions set forth in this Article IX shall be immediately forfeited if:

(a)	the Participant’s service as a member of the Board ends prior to the date the transfer restrictions lapse;

(b)	the Participant is recommended by the Company to be re-elected to the Board and fails to be re-elected by the shareholders of the Company to the Board in that election; or

(c)

the Participant is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or in the discretion of the Board is no longer competent to serve on the Board due to the Participant’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

ARTICLE X

PAYMENT OF RETAINER FEE IN RESTRICTED STOCK

10.1     General. The Board may designate that all, or such portion as it shall from time to time designate, of the annual retainer payable to Participants for service as members of the Board (exclusive of any committee chair or meeting fees) be paid in shares of Restricted Stock.

10.2     Payment of Equity Portion of Retainer. As of the date of each annual meeting of shareholders of the Company, each Participant who is elected or re-elected to the Board at such meeting or who continues to serve on the Board after such meeting shall receive an award of Restricted Stock equal to the portion of the annual retainer designated under Section 10.1 above. The number of shares of Restricted Stock shall be based on the annual retainer in effect for Participants who are elected or re-elected to the Board or who continue to serve on the Board, and shall be determined by dividing the dollar value of the portion of such annual retainer designated as payable in Restricted Stock by the Fair Market Value per share of Common Stock as of the date of the annual meeting, and rounding down to the nearest whole share.

10.3     Mid-Year Elections or Appointments to Board. A Participant who is elected or appointed to the Board between annual meetings of shareholders shall be granted an award of Restricted Stock as of the date of his or her election or appointment, based on the proportionate share of the annual retainer as of the date of his or her election or appointment and the portion of such proportionate share designated by the Board as payable in Restricted Stock.

10.4     Election to Receive Restricted Stock in Lieu of Cash Retainer Fee. With respect to the portion of the annual retainer payable to Participants for service as members of the Board (exclusive of any committee chair or meeting fees) that the Board designates in accordance with Section 10.1 will be payable in cash, a Participant may elect to receive all or a portion of such amount in the form of an Award of Restricted Stock. Any such election shall be made in writing and shall be delivered to the Company no later than the “Election Deadline,” which is defined as the last day of the Semi-Annual Period prior to the Semi-Annual Period in which the portion of such annual retainer to which the election relates will be earned. For this purpose, a “Semi-Annual Period” is a six-month period defined by the Board on a consistent basis for all of the Company’s non-employee Directors based on the timing of the Company’s cash retainer payments to its non-employee Directors. As of such Election Deadline, a Participant’s election to receive all or a portion of the annual retainer that will be earned in the following Semi-Annual Period in the form of Restricted Stock shall be irrevocable. Any such retainer fee that the Participant elects to receive in the form of Restricted Stock in lieu of cash shall be converted to a fixed number of shares of Restricted Stock by dividing the dollar value of the cash that would otherwise have been paid to the Participant by the Fair Market Value per share of Common Stock as of the date such payment would have been made, and rounding down to the nearest whole share. A Participant may make an election under this Section 10.4 prior to the Effective Date of the Plan with respect amounts that would be payable after the Effective Date, provided that if the Plan is not approved by shareholders holding a majority of the outstanding shares of Common Stock of the Company before such payment is due, the Participant’s election shall be null and void. The Board shall have the sole right to determine whether and under what circumstances to permit elections under this Section 10.4 and to impose such limitations and other terms and conditions thereon as the Board deems appropriate.

10.5     Lapse of Restrictions. Shares of Restricted Stock awarded under this Article X shall be subject to the restrictions of Article IX above. With respect to shares of Restricted Stock awarded under Section 10.2, such restrictions shall lapse as of the date of the annual meeting of shareholders that is subsequent to the date the Restricted Stock was awarded if the Participant continues to serve on the Board up to such meeting, unless such restrictions lapse earlier due to the termination of the Participant’s service on the Board as a result of death or disability as provided in Section 9.3. With respect to shares of Restricted Stock awarded under Section 10.4, such restrictions shall lapse on the first anniversary of the date that the cash would have otherwise been paid to the Participant, unless such restrictions lapse earlier due to the termination of the Participant’s service on the Board as a result of death or disability as provided in Section 9.3.

ARTICLE XI

CASH-SETTLED RESTRICTED STOCK UNITS

11.1     Awards of Cash-Settled Restricted Stock Units. Awards of Cash-Settled Restricted Stock Units may be granted to Participants at the discretion of the Board. Cash-Settled Restricted Stock Units consist of the right to receive a cash payment upon the lapse of a substantial risk of forfeiture. The cash payment for each Cash-Settled Restricted Stock Unit that vests upon the lapse of the substantial risk of forfeiture shall be equal to the Fair Market Value per share of Common Stock as of the date the substantial risk of forfeiture lapses.

11.2      Written Agreement. Each Cash-Settled Restricted Stock Unit award shall be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant. An agreement evidencing an award of Cash-Settled Restricted Stock Units shall be drafted in a manner that either satisfies the short-term deferral exception to Section 409A of the Internal Revenue Code or meets the requirements of Section 409A and applicable regulations.

ARTICLE XII

ADJUSTMENT PROVISIONS

12.1     Changes in Capitalization. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, split-up, spin-off or similar transactions):

(a)

the total number of shares reserved for issuance under this Plan and the number of shares subject to each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Option shall not be changed; and

(b)	the number of outstanding Cash-Settled Restricted Stock Units shall be adjusted in the same manner as shares of Common Stock are adjusted by the underlying transaction.

12.2     Reorganization, Sale, etc. Options granted hereunder may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation or similar circumstances.

ARTICLE XIII

AMENDMENT AND TERMINATION OF PLAN

13.1     General. The Board, without further approval of the Company’s shareholders, may amend the Plan from time to time or terminate the Plan at any time, provided that:

(a)

no action authorized by this Article shall reduce the amount of any existing Option, Restricted Stock award or Cash-Settled Restricted Unit Award or change the terms and conditions thereof without the Participant’s consent; and

(b)

no amendment of the Plan shall, without the approval of the Company’s shareholders, (i) increase the total number of shares of Common Stock that may be issued under the Plan or increase the amount or type of Option that may be granted under the Plan or increase the amount of Restricted Stock that may be awarded under the Plan; (ii) change the minimum purchase price, if any, of shares of Common Stock that may be made subject to Options under the Plan; (iii) modify the requirements as to eligibility for an Option under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan requiring shareholder approval under the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

ARTICLE XIV

MISCELLANEOUS

14.1     Tenure. A Participant’s right, if any, to continue to serve the Company as a director shall not be enlarged or otherwise affected by his designation as a Participant under the Plan.

14.2     Controlling Law. The Plan, all Options granted, all Restricted Stock and Cash-Settled Restricted Stock Units awarded and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin (without regard to the choice of law provisions thereof). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company or a subsidiary, including, without limitation, liability under Section 16(b) of the Exchange Act.

14.3     Headings. The headings contained in the Plan are for reference purposes only, and shall not affect the meaning or interpretation of the Plan.

14.4     Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

14.5     Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

14.6     Entire Agreement. This Plan and any agreements governing the grant of Options or Restricted Stock or Cash-Settled Restricted Stock Unit awards hereunder to any Participant constitutes the entire agreement with respect to the subject matter hereof with respect to such Participant, provided that in the event of any inconsistency between the Plan and any such agreement(s), the terms and conditions of the Plan shall control.

TWIN DISC

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

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2020 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS:

01 - MICHAEL DOAR 02 - MICHAEL C. SMILEY

☐ **Mark here to vote FOR all nominees**

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03B50B

The 2020 Annual Meeting of Shareholders of Twin Disc, Incorporated will be held on October 29, 2020 at 2:00P.M. Central Standard Time, virtually via the internet at www.meetingcenter.io/296794086.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — TWIN2020.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 29, 2020

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints John H. Batten and Harold M. Stratton II and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 29, 2020 at 2:00 P.M. or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side)

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X

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS:

01 - MICHAEL DOAR   02 - MICHAEL C. SMILEY

☐ **Mark here to vote FOR all nominees**   ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. ☐ 01 ☐ 02

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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03B5RB

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 29, 2020

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints John H. Batten and Harold M. Stratton II and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 29, 2020 at 2:00 P.M. or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side)